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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARTHROCARE CORPORATION
(Name of Registrant as Specified In Its Charter)
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ARTHROCARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2011

TO THE STOCKHOLDERS:

        Notice is hereby given that the 2011 Annual Meeting of Stockholders of ArthroCare Corporation, a Delaware corporation (the "Company"), is to be held on Thursday, May 12, 2011 at 2:00 p.m., local time, at the Company's principal executive offices located at 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735, for the following purposes

  (1)
  To elect eight directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

  (2)
  To approve, by non-binding vote, the compensation of the Company's named executive officers.

  (3)
  To recommend, by non-binding vote, the frequency of future advisory votes on the compensation of the Company's named executive officers.

  (4)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

  (5)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        These matters are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on Tuesday, March 16, 2011 are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend our Annual Meeting in person. However, to assure your representation at our Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending our Annual Meeting may vote in person even if such stockholder has returned a proxy.

                      By Order of the Board of Directors

                      David Fitzgerald
                       President and Chief Executive Officer

Austin, Texas
March 23, 2011

IMPORTANT NOTICE

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

THIS PROXY STATEMENT AND THE 2010 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT http://www.arthrocare.com

ARTHROCARE CORPORATION

PROXY STATEMENT

 2011 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of ArthroCare Corporation, a Delaware corporation (the "Company"), for use at the 2011 Annual Meeting of Stockholders (the "Annual Meeting"), which is to be held Thursday, May 12, 2011 at 2:00 p.m., local time for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735. The Company's telephone number is (512) 391-3900.

        A notice with instructions for accessing the proxy materials and voting via the internet will be mailed to all stockholders entitled to vote at the Annual Meeting on or about March 29, 2011.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2011:

        This Proxy Statement and the 2010 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and on page two of this Proxy Statement. In addition, each proposal is described in more detail in the sections entitled "Proposal No. 1," "Proposal No. 2," "Proposal No. 3" and "Proposal No. 4" to this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING RECORD DATE AND VOTING SECURITIES

        Stockholders of record at the close of business on Tuesday, March 16, 2011 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated common stock, and one series of preferred shares outstanding, designated Series A 3.00 percent Convertible Preferred Stock. As of the Record Date, there were 31,196,482 shares of the Company's common stock, $0.001 par value, issued and 27,199,925 shares of the Company's common stock, $0.001 par value, outstanding and held of record by 199 stockholders, and 75,000 shares of the Series A 3.00 percent Convertible Preferred Stock, $0.001 par value, issued and outstanding and held of record by OEP AC Holdings, LLC.

VOTING, QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

        Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal No. 1). A plurality of the Votes Cast (see definition below) at the Annual Meeting is required for the election of directors (Proposal No. 1) and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 3). For the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the ratification of the Company's independent registered public accounting firm for the 2011 fiscal year (Proposal No. 4), the affirmative vote of the majority of the Votes Cast at the Annual Meeting is required for approval.

        The required quorum for the transaction of business at the Annual Meeting is a majority in voting power of the shares of common and preferred stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with regard to a Proposal No. 1, Proposal No. 2 and Proposal No. 4 are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of common and preferred stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such proposal. The holders of our preferred stock are entitled to vote separately, to the exclusion of the holders of common stock, to elect two directors to our Board of Directors. Shares that are voted "One Year", "Two Years", "Three Years" or "Abstain" with regard to Proposal No. 3 are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of common stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to Proposal No. 3. Information regarding the total and relative voting power of the outstanding shares of common and preferred stock is set forth under "Security Ownership of Directors, Officers and Certain Beneficial Owners", including notes 3 and 4 to the tables accompanying that section. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

        If shares are held through a broker, the broker will have the discretion to vote such shares on certain matters, but not on other matters specified under NASDAQ and SEC rules. As a result:

  •
  The broker will not have the authority to exercise discretion to vote shares with respect to the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of shareholder votes on executive compensation.

  •
  Brokers will have the authority to exercise discretion to vote shares with respect to the appointment of the Independent Auditor, as permitted under NASDAQ rules.

        Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

        Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to each of the proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to such proposals. Therefore, for purposes of the election of directors (Proposal No. 1) and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 3), neither abstentions nor broker non-votes will have any effect on the outcome of the votes. For the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the ratification of our independent registered public accounting firm for the 2011 fiscal year (Proposal No. 4), abstentions will have the same practical effect as votes against these proposals, and broker non-votes will not have any effect on the outcome of the vote.

        PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS:

  (I)
  FOR THE ELECTION OF THE EIGHT PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

  (II)
  TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

  (III)
  TO RECOMMEND, BY NON-BINDING VOTE, THE TWO YEAR FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

  (IV)
  TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.

NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED IN THE PROXY MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION OF PROXIES

        The cost of soliciting proxies will be borne by the Company. The Company may retain Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at an estimated cost of $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company has excluded fees for attorneys, accountants, public relations or financial advisors, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation by the amount normally expended for a solicitation for an election of directors in the absence of a contest, a non-binding advisory vote on the compensation provided to our named executive officers, a non-binding advisory vote on the frequency of future non-binding advisory shareholder votes on the compensation provided to our named executive officers, ratification of a company's independent registered public accounting firm, and costs represented by salaries and wages of regular employees and officers.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 must submit the proposal to the Company no later than November 24, 2011. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Under our current bylaws, the proposal of business to be considered by the stockholders at the 2012 Annual Meeting of Stockholders, but not included in the Company's proxy statement, may be made by a stockholder of record at the time of giving notice and at the time of the 2012 Annual Meeting of Stockholders who delivers notice along with the additional information and materials required by our current bylaws to the principal executive office of the Company no later than February 11, 2012. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Stockholders wishing to nominate director candidates should read the section entitled "Board Meetings and Committees—Nominating and Corporate Governance Committee."

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one (1) Notice of Internet Availability of Proxy Materials and our Annual Report may have been sent to multiple stockholders residing in a single household. We will promptly deliver a separate copy of either document to any stockholder who contacts our Company's Investor Relations Department at (512) 391-3900 or by mail addressed to Investor Relations, ArthroCare Corporation, 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735, requesting such copies. If stockholders are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and Annual Report at such stockholders' household and would instead like to receive only a single copy of our Notice of Internet Availability of Proxy Materials and Annual Report at such stockholders' household in the future, stockholders should contact their broker, other nominee record holder, or our Investor Relations Department at the telephone number or address provided above to request mailing of a single copy of the Notice of Internet Availability of Proxy Materials and Annual Report.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 2, 2011 by:

  •
  each of the Company's directors,

  •
  each Executive Officer,

  •
  all directors and executive officers of the Company as a group, and

  •
  each person known by the Company to beneficially own more than 5 percent of the Company's common stock (based on information supplied in Schedules 13D and 13G filed with the Securities and Exchange Commission).

 Security Ownership of Beneficial Owners of More Than Five Percent of Our Stock:(1)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Common Stock	OEP AC Holdings, LLC, c/o One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(4)	5,805,921	17.6%
Common Stock	FMR LLC., 82 Devonshire Street, Boston, MA 02109(5)	2,994,761	9.9%
Common Stock	BlackRock Inc., 40 East 52nd Street, New York, NY 10022(6)	2,056,630	7.0%

Security Ownership of Our Management and Directors:(7)

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Board of Directors
Common Stock	Barbara D. Boyan(8)	80,379	*
Common Stock	James G. Foster(9)	105,507	*
Common Stock	Terrence E. Geremski(10)	39,680	*
Common Stock	Tord B. Lendau(11)	120,379	*
Common Stock	Peter L. Wilson(12)	129,087	*
Common Stock	Gregory A. Belinfanti, One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(13)	5,805,921	17.6%
Common Stock	Christian P. Ahrens, One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(14)	5,805,921	17.6%
Executive Management
Common Stock	Richard A. Christensen(15)	32,058	*
Common Stock	Sten I. Dahlborg(16)	66,541	*
Common Stock	David Fitzgerald(17)	258,605	*
Common Stock	Richard W. Rew(18)	71,930	*
Common Stock	James L. Pacek(19)	44,820	*
Common Stock	Todd Newton(20)	62,968	*
Common Stock	All directors and executive officers as a group	6,817,875	20.0%

*
Represents less than 1% of the Company's outstanding common stock.

(1)
The address for all executive officers and directors, except for Gregory Belinfanti and Christian Ahrens, is c/o ArthroCare Corporation, 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735.

(2)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
The applicable percentage ownership for Board members and executive officers is based on 27,199,925 shares of common stock outstanding as of March 2, 2011 together with applicable options for such stockholder. The applicable percentage ownership for the beneficial owners listed in the table is based on the number of outstanding shares as of March 2, 2011, as indicated in the relevant 13G filings described in footnotes 4 through 6 below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to the options or other convertible securities currently exercisable, or exercisable within 60 days of March 2, 2011, are deemed outstanding for computing the percentage ownership of the person holding such options or other convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)
OEP AC Holdings, LLC is the direct owner of 75,000 shares of Series A 3.00% Convertible Preferred Stock, which after giving effect to the make-whole adjustment described in the Certificate of Designations of Series A 3.00% Convertible Preferred Stock, are convertible into 5,805,921 shares of common stock. The Series A 3.00% Convertible Preferred Stock is convertible at any time, at the holder's election subject to the terms and conditions of the Securities Purchase Agreement between us and OEP AC Holdings, LLC, dated August 14, 2009, and the Certificate of Designations (including without limitation the Conversion Cap (as such term is defined in the Certificate of Designations)) governing the Series A 3.00% Convertible Preferred Stock.

(5)
As reported in a Schedule 13G filed on February 14, 2011 by FMR, LLC., had the sole power to vote or direct the vote of 2,092 shares and the sole power to dispose or to direct the disposition of 2,994,761 shares.

(6)
As reported in a Schedule 13G filed on February 2, 2011 by BlackRock, Inc. BlackRock, Inc. had the sole power to vote or direct the vote of 2,056,630 shares and the sole power to dispose or direct the disposition of 2,056,630 shares.

(7)
The disclosure provided was taken from information submitted by the director or officer and company records.

(8)
Includes 80,329 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, and 50 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011.

(9)
Includes 105,457 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, and 50 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011.

(10)
Includes 35,584 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, and 4,096 shares of common stock held as of March 2, 2011.

(11)
Includes 120,329 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, and 50 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011.

(12)
Includes 120,711 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, 50 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011, and 8,326 shares held as of March 2, 2011.

(13)
Includes 75,000 shares of Series A 3.00% Convertible Preferred Stock held directly by OEP AC Holdings, LLC ("OEP"), which are convertible into approximately 5,805,921 shares of common stock. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding Corporation, a Delaware corporation ("OEP Holding"), of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Mr. Belinfanti is an officer of OEP Holding. Mr. Belinfanti disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(14)
Includes 75,000 shares of Series A 3.00% Convertible Preferred Stock held directly by OEP, which are convertible into approximately 5,805,921 shares of common stock. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding, of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Mr. Ahrens is an officer of OEP Holding. Mr. Ahrens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(15)
Mr. Christensen departed the Company on December 31, 2010. Includes 32,058 shares of common stock held as of March 2, 2011.

(16)
Includes 66,449 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, and 92 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011.

(17)
Includes 205,476 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, 50 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011, 52,887 shares held in bearer form as of March 2, 2011, and 192 shares held in 401(k) plan as of March 2, 2011.

(18)
Includes 62,677 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, 1,264 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011, 7,280 shares held in bearer form as of March 2, 2011, and 709 shares held in 401(k) plan as of March 2, 2011.

(19)
Includes 44,233 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, and 587 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011.

(20)
Includes 53,277 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 2, 2011, 3,000 shares of common stock releasable pursuant to restricted stock units and awards which vest within 60 days of March 2, 2011, 6,500 shares of common stock held in bearer form as of March 2, 2011, and 191 shares held in 401(k) plan as of March 2, 2011.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

NOMINEES

        The Company's Board of Directors currently consists of eight members, and a Board of eight directors will be elected at the Annual Meeting. The Company's bylaws provide that there will be eight nominees for the eight Board seats at the time of the Annual Meeting and no vacancies on the Board of Directors following the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them at the Annual Meeting for the eight current directors of the Company named as nominees below. The proxies cannot be voted for a greater number of persons than the number of nominees nominated. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected and qualified.

VOTE REQUIRED

        The eight nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors of the Company for the ensuing year.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED IN THIS PROPOSAL NO. 1.

DIRECTOR NOMINEES

        Set forth below is information regarding each nominee for election to our Board of Directors, including his or her age as of March 2, 2011, his or her positions and offices held with the Company and certain biographical information:

Name of Nominee(1)	Age	Position and Offices Held in the Company	Director Since
David Fitzgerald	77	Director, President and CEO	April 2003
Christian P. Ahrens(2)	34	Director	September 2009
Gregory A. Belinfanti(3)	36	Director	September 2009
Barbara D. Boyan, Ph.D.(2)(3)	62	Director	March 2004
James G. Foster(2)(4)	64	Director	August 2002
Terrence E. Geremski(4)	63	Director	December 2006
Tord B. Lendau(4)	54	Director	June 2001
Peter L. Wilson(2)(3)	66	Director	June 2001

(1)
There are no family relationships among any directors or executive officers of the Company.

(2)
Member of Compensation Committee

(3)
Member of Nominating and Corporate Governance Committee

(4)
Member of Audit Committee

        David Fitzgerald became a director of the Company in April 2003 and President and Chief Executive Officer in February 2009. Mr. Fitzgerald spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Since his retirement, Mr. Fitzgerald has served as a Director for public companies such as: LifeCell Corporation from 2001 to 2008 and Chairman of Orthovita, Inc. from 2002 to 2009. He holds a B.S. from American International College and a M.B.A. from New York University. The Board nominated Mr. Fitzgerald to serve as a director due to his extensive years of executive experience in leading and directing global, technology-dependent medical device companies. Following the recommendation of the Nominating and Corporate Governance Committee, the Board, with Mr. Fitzgerald abstaining, approved the waiver for Mr. Fitzgerald of the Company's policy that all directors resign after reaching 75 years of age.

        Christian P. Ahrens became a director of the Company in September 2009. He is currently a Managing Director of One Equity Partners (OEP) and, prior to joining OEP in 2001, worked at Goldman Sachs. Mr. Ahrens currently serves on the board of directors of certain private portfolio companies of OEP. Mr. Ahrens received his A.B. from Princeton University. OEP is entitled to nominate as part of the slate of nominees recommended by the Board of Directors (and the Company will use its reasonable best efforts to have such nominees elected as members of the Board of Directors) two individuals to serve on the Board of Directors until the date on which OEP ceases to own at least 15 percent of the Company's voting securities. In addition, OEP is entitled as the holder of the Company's preferred stock to vote separately, to the exclusion of the holders of common stock, to elect two directors to the Company's Board of Directors. OEP has nominated Mr. Ahrens and the Board is nominating Mr. Ahrens to serve as a director due to his extensive capital markets experience.

        Gregory A. Belinfanti became a director of the Company in September 2009. Mr. Belinfanti is currently a Managing Director of OEP and, prior to joining OEP in 2006, served as a Vice President in the Investment Banking division of Lehman Brothers, specializing in Global Healthcare. He currently serves on the board of directors of certain private portfolio companies of OEP. Mr. Belinfanti received his B.A. from New York University and his J.D. from Harvard Law School. OEP has nominated

Mr. Belinfanti and the Board is nominating Mr. Belinfanti to serve as a director due to his extensive capital markets experience.

        Barbara D. Boyan, Ph.D. became a director of the Company in March 2004. From 2002, Dr. Boyan has been a Professor in the Wallace H. Coulter Department of Biomedical Engineering at Georgia Tech and Emory University, Georgia Institute of Technology in Atlanta, Georgia. During the same time frame, Dr. Boyan has also held the Price Gilbert, Jr. Chair in Tissue Engineering at the Georgia Institute of Technology. Dr. Boyan was Deputy Director for Research, Georgia Tech/Emory Center for Engineering of Living Tissues, Georgia Institute of Technology, until 2008, when she assumed the position of Associate Dean for Research in Georgia Tech's College of Engineering. From 1981 to 2002, Dr. Boyan was Professor and Vice Chair for Research, Department of Orthopedics at the University of Texas Health Science Center at San Antonio, where she also served as Director, Industry University Cooperative Research Center and Director, Center for the Enhancement of the Biology/Biomaterials Interface. Dr. Boyan is a founder of Osteobiologics, Inc., an orthopedic device company that was acquired by Smith & Nephew. She also served on the board of directors of IsoTis, Inc. and presently serves on the board of Carticept Medical, Inc. Most recently, she founded SpherIngenics, Inc., a stem cell delivery company, and serves as its Chief Scientific Officer. Dr. Boyan is a consultant to several companies, including: Exactech, Inc.; Musculoskeletal Transplant Foundation; Spineology, Inc.; Henry Schein, Inc.; Ace Medical, Inc; and Institut Straumann AG. These companies focus on a variety of biomedical technologies, including, among other things, bone graft substitutes, cartilage repair and electromagnetic fields, and dental and orthopedic implant materials. Dr. Boyan has also served on the board of directors of various charitable and non-profit organizations, and educational institutions, including the International Conferences on the Chemistry and Biology of Mineralized Tissue, the International Conferences on the Growth Plate and the Dentistry Division of the American Association for the Advancement of Science. Dr. Boyan is also a member of the following committees of the American Academy of Orthopedic Surgeons: Women's Health Initiatives; Orthopedic Device Forum; and Biologic Implants. Dr. Boyan holds a B.A., M.A. and Ph.D. in biology from Rice University. The Board is nominating Dr. Boyan to serve as a director due to her extensive experience with medical device research, development and technology.

        James Foster became a director of the Company in August 2002. From December 1994 until he retired in June 2001, Mr. Foster was Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. From February 1984 to December 1994, Mr. Foster held various positions at Medtronic, including Vice President of Cardiac Surgery Sales & Strategic Planning in 1994, Vice President and General Manager of Medtronic Neurological Implantables from 1992 to 1994, Vice President and General Manager of Medtronic Interventional Vascular from 1990 to 1992 and Vice President and General Manager of Medtronic Blood Systems from 1984 to 1989. Mr. Foster was a director of LifeCell Corporation from March 1995 until it was acquired by KCI in June 2008. Mr. Foster also serves on the board of Life Coaches. He holds a master's degree in management from the Sloan School at MIT and a B.S. from St. Joseph's University in Philadelphia. The Board is nominating Mr. Foster to serve as a director due to his extensive experience in medical technology sales and marketing, as well as business leadership experience.

        Terrence Geremski became a director of the Company in December 2006. From 2001 to 2006, Mr. Geremski was Senior Vice President Finance and Chief Financial Officer of Carpenter Technology Corporation, an international manufacturer and distributor of specialty metals and engineered products. From 1992 to 2000, Mr. Geremski served as Executive Vice President and Chief Financial Officer as well as a Board member of Guilford Mills, Inc., a North Carolina-based international textile company. He also served as Vice President and Controller and various other management positions for Varity Corporation from 1979-1991. Mr. Geremski has also been an auditor and tax manager with Price Waterhouse in Chicago, IL and Toledo, OH. The Board is nominating Mr. Geremski to serve as a director due to his extensive finance, capital markets, public company reporting, and board of directors experience.

        Tord Lendau became a director of the Company in June 2001. Mr. Lendau currently is on the Board of Directors of Vitrolife AB, a public limited liability company based in Sweden, specializing in systems to maintain human tissue outside of the body, focusing on fertility, transplantation and stem cell applications. From 2006 to 2010, Mr. Lendau was the General Manager of Sandvik MedTech AB, a contract manufacturer in medical devices. From 2003 to 2006, Mr. Lendau was the Chairman of Diamyd, a public Swedish pharmaceutical company focusing on the development of pharmaceuticals for the treatment of autoimmune diabetes and pain. From 2002 to 2006, Mr. Lendau was the Chief Executive Officer of Artimplant AB, a biomaterials company. From 1998 to 2002, Mr. Lendau was President of Noster Systems AB, a medical device company developing a system to detect the bacteria that causes stomach ulcers. From 1997 to 1998, he acted as President of ArthroCare Europe AB, overseeing the start-up of its international operations. Mr. Lendau was Vice President and General Manager of Medtronic/Synectics from 1996 to 1997 after the acquisition of Synectics Medical AB by Medtronic, Inc. Prior to this acquisition, from 1991 to 1996, Mr. Lendau was the CEO of Synectics Medical AB, a Swedish public company. Mr. Lendau studied in M.Sc. at Linköping University and has a B.S. degree in Electronics. The Board is nominating Mr. Lendau to serve as a director due to his extensive medical device industry management and directorship experience, as well as business acquisition experience.

        Peter Wilson became a director of the Company in June 2001. Mr. Wilson currently serves on the board of directors of Conceptus, Inc. a marketer of the Essure permanent birth control device. Mr. Wilson was President and Chief Executive Officer of Patient Education Systems from 1995 to 1998. Between 1992 and 1994, Mr. Wilson was an independent consultant in healthcare business development and marketing. From 1972 to 1992, Mr. Wilson worked for Procter & Gamble/Richardson Vicks, where he held various positions, including President of Richardson Vicks, Vice President/General Manager of Procter & Gamble Vicks Healthcare, President/General Manager of the Vidal Sassoon Division and President/General Manager of the Personal Care Division. Mr. Wilson holds an M.B.A. in marketing from Columbia University and a B.A. from Princeton University. The Board is nominating Mr. Wilson to serve as a director due to extensive directorship and product sales and marketing experience.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held eleven meetings during the year ended December 31, 2010 (the "Last Fiscal Year"). The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, the Board of Directors has created other ad hoc committees for special purposes. The Board of Directors currently has an Ad Hoc Transactions Committee, composed of Messrs. Wilson, Ahrens, Belinfanti, and Foster. The Board of Directors has determined that Messrs. Ahrens, Belinfanti, Foster, Lendau, Wilson, Geremski, and Dr. Boyan, which individuals constitute a majority of the Board of Directors, are independent under the NASDAQ listing standards.

        Board Leadership Structure.    The Board of Directors has a lead director. The Company has separated the position of Chief Executive Officer and Lead Director. Currently the Lead Director is Mr. Wilson. The role of the Lead Director is to lead board meetings and ensure that the board is achieving its objectives. As noted above, the Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee has a different Chairperson, and all members of the Committees serve on the Board of Directors. The Company believes this leadership structure is the best for the Company because it spreads duties evenly among board members so that power and influence is shared throughout the board.

        Board's Role in Oversight of Risk.    The Board of Directors does not have a separate risk oversight body but rather manages risk directly. The Board of Directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. The Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the audit committee charter. The Company's Internal Audit Department, Compliance Department, Compliance Committee (a management body), Legal Department, and, when specific expertise is required, outside advisors also participate in the day-to-day risk management activities of the Company. The Company's senior internal audit officer and its senior compliance officer regularly report directly to the Audit Committee.            See the end of the Compensation Discussion and Analysis section for an analysis of why our compensation programs are not reasonably likely to have a material adverse effect on the Company.

        Audit Committee.    During the Last Fiscal Year, the Company's Audit Committee consisted of Messrs. Foster, Lendau and Geremski. Mr. Geremski served as the committee chair for the entirety of the Last Fiscal Year. The Audit Committee is responsible for, among other duties, reviewing the Company's internal audit and accounting processes, reviewing the results and scope of services provided by the Company's independent registered public accounting firm and reviewing and discussing audited financial statements, management's assessment of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and other related matters with the management of the Company; discussing with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; obtaining the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; discussing with the independent accountant the independent accountant's independence; and recommending to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. During the Last Fiscal Year, the Audit Committee held eleven meetings.

        Our Board of Directors has determined that each of the members who have served on the Audit Committee during their respective terms during the Last Fiscal Year are independent under the Securities and Exchange Commission's ("SEC") rules and under NASDAQ Marketplace Rule 5605. Messrs. Foster, Geremski and Lendau are also the current members of the Audit Committee. Furthermore, the Board has determined that Mr.Geremski is an "audit committee financial expert" under SEC definitions and has accounting or related financial expertise under NASDAQ listing standards. No current member of the Audit Committee serves on more than three audit committees of publicly-held companies.

        The Board has adopted an Audit Committee Charter which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Audit Committee Charter on our website.

        Compensation Committee.    During the Last Fiscal Year, the Compensation Committee consisted of Messrs. Ahrens, Foster and Wilson and Dr. Boyan. The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and employees of the Company. The Committee's policy is to ensure that senior management will be accountable to the Board of Directors through the effective application of compensation policies applicable to the Company's executive officers, including performance goals and stock and incentive compensation. In addition, the Committee strives to attract and retain key management talent, to support the achievement of the Company's business strategies through the establishment of appropriate compensation components, to ensure the integrity of the Company's compensation and benefit practices and to safeguard the interests of the Company's stockholders. The Committee is responsible for, among other duties, reviewing and approving the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate and acting as administrator of the Company's stock option plans, employee stock purchase plan and such other equity participation plans as may be adopted by the Board of Directors. The Committee's role includes coordination and cooperation with other Board committees, management, external auditors, counsel and other committee advisors. During the Last Fiscal Year, the Compensation Committee held seven meetings. Our Board of Directors has determined that the four members who served on the Compensation Committee during the Last Fiscal Year are independent under SEC rules and NASDAQ listing standards.

        The Company has adopted a Compensation Committee Charter, a copy of which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Compensation Committee Charter on our website.

        Nominating and Corporate Governance Committee.    During the Last Fiscal Year, the Nominating and Corporate Governance Committee consisted of Dr. Boyan and Messrs. Belinfanti and Wilson, who served as the committee chair. The Nominating and Corporate Governance Committee is responsible for, among other duties, identifying appropriate candidates for nomination to membership on the Board of Directors. The Nominating and Corporate Governance Committee held five meetings during the Last Fiscal Year. The Nominating and Corporate Governance Committee is also responsible for reviewing director nominees recommended by stockholders of the Company. The procedures for making such a recommendation are described in the Company's bylaws and below in the section entitled "Process for Identification and Recommendation of Director Candidates." Our Board of Directors has determined that the three members who served on the Nominating and Corporate Governance Committee during the Last Fiscal Year are independent under SEC rules and NASDAQ listing standards.

        Process for Identification and Recommendation of Director Candidates.    Members of our Nominating and Corporate Governance Committee and our security holders may recommend or suggest director candidates. You should refer any director candidates for consideration to our Nominating and Corporate Governance Committee, which may then recommend the director candidate to our Board of Directors for its consideration, if deemed appropriate.

        If you wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, you must make such recommendation by following the procedures described below in "Communications with Our Board of Directors" and in the section entitled "Deadline for Receipt of Stockholder Proposals." Each security holder recommendation must include at a minimum the following: (i) the director candidate's name; (ii) the director candidate's biographical information and qualifications; (iii) whether the director candidate is a member of any recommending security holder's immediate family; (iv) whether a director candidate, or any member of the director candidate's immediate family, has been an employee of any recommending security holder; (v) whether the director candidate, or any member of the director candidate's immediate family, has accepted any consulting, advisory or other compensatory fees from any recommending security holder or any affiliate thereof; (vi) whether the director candidate is an executive officer or director (or person fulfilling similar functions) of any recommending security holder or any affiliate thereof; (vii) whether the director candidate controls any recommending security holder; and (viii) the director candidate's acknowledgment that such person is willing to be nominated for directorship and serve as a director if elected. Security holders recommending director candidates must provide the Nominating and Corporate Governance Committee with any additional information as may reasonably be required to determine whether the director candidate is qualified to serve on the Board of Directors or any committee thereof.

        Our Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics and assess how those characteristics fit with the short- and long-term needs of the Board of Directors as a whole. The Nominating and Corporate Governance Committee and our Board of Directors, as appropriate, review the following considerations, among others, in their evaluation of candidates for nomination to our Board of Directors:

  •
  experience in corporate governance;

  •
  experience in our industry;

  •
  experience as a board member of a publicly-held company;

  •
  academic expertise in the area of our operations;

  •
  independence from our Company;

  •
  loyalty, positive reputation and ethical character;

  •
  stock ownership in our Company;

  •
  social and professional diversity; and

  •
  other relevant qualifications.

        In conjunction with the above considerations, the Nominating and Governance Committee considers the diversity of director candidates' skills, experiences and viewpoints in order to build a board team whose strengths complement each other.

        Candidates recommended by a security holder will be evaluated in the same manner as any candidate identified by a member of our Nominating and Corporate Governance Committee.

        The nominees approved for inclusion on the Company's proxy card, attached hereto, are either executive officers or directors standing for re-election.

        The Company has adopted a Nominating and Corporate Governance Committee Charter, a copy of which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Nominating and Corporate Governance Committee Charter on our website.

DIRECTOR ATTENDANCE POLICY

        All incumbent directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she served. All incumbent directors also attended the 2010 Annual Meeting of Stockholders held on May 12, 2010. Our Board of Directors has adopted a practice whereby the Annual Meeting of Stockholders is scheduled on a date that maximizes director attendance.

DIRECTOR COMPENSATION

General

        On a biannual basis, the Company retains a compensation consulting firm to assess the Company's non-employee Director compensation practices and provide recommendations. The analysis provides the basis for the Company's non-employee Director compensation practices for the following two years.

        In October 2009, the Compensation Committee retained Radford, a compensation consulting firm, to assess the Company's non-employee Director compensation practices and provide recommendations. The review by Radford detailed competitive assessment observations with regards to cash compensation, equity compensation, vesting features and RiskMetrics Group guidelines. Radford assessed non-employee Director compensation practices against our October 2009 Peer Group.

        The Compensation Committee requested that Radford provide it with director compensation recommendations that are consistent with the 50th percentile of non-employee director total compensation levels of its relevant peer group, to be delivered in 40 percent cash and 60 percent equity. The Compensation Committee believes this mix of cash and equity is a balanced approach to total compensation and in line with the risk and return profile of the Company. In addition, the Compensation Committee reviewed the value of the grant awarded to new directors and reduced the new director equity grant value to $175,000, which award will be paid in deferred restricted stock units ("DSUs"). This placed the 2010 new director equity grant value between the 50th and 75th percentiles of our Peer Group. There were no new director equity grants in 2010.

        As an outside assessment was performed in support of the 2010 non-employee Director Compensation Plan, the 2011 non-employee Director Compensation Plan will be identical to the 2010 plan.

2010 Non-employee Director Compensation Plan

        The 2010 Non-employee Director Compensation Plan provided a compensation mix of 40 percent cash and 60 percent equity. The equity compensation was comprised of an annual deferred stock unit ("DSU") grant for each non-employee director. The Compensation Committee believes this mix of cash and equity is a balanced approach to total compensation and in line with the risk and return profile of the Company. Radford determined that the average 2010 Board of Director cash and total direct compensation approximates the 50th percentile of the October 2010 Peer Group.

  New Director Equity Awards

        For 2010, upon election to the Board of Directors, a new non-employee director will receive an initial equity grant valued at $175,000 in DSUs, with the exact number of shares subject to the DSUs determined based on the closing price of our common stock on the date of grant. The DSUs will vest over five years, with 20 percent vesting to occur on each of the first five anniversaries of the grant date. Vesting of all DSUs will be fully accelerated for any director upon the death or disability of such director if the disability reasonably prevents continued service as a director. Actual delivery to each director of vested shares under all such DSU grants will be deferred until retirement, resignation or other departure from membership on the Board of Directors by such director. No new members joined the Board of Directors during fiscal 2010.

  Subsequent Equity Awards

        Upon annual re-election to the Board of Directors, each non-employee director will receive a grant of DSUs with a value of $110,000. The exact number of shares under these grants is determinable based on the closing price of our common stock on the date of grant. The DSUs will vest over 3 years, with 1/3 vesting to occur on each anniversary of the grant date. Vesting of all DSUs will be fully accelerated for any director upon the death or disability of such director if the disability reasonably prevents continued service as a director. Actual delivery to each director of vested shares under all such DSU grants will be deferred until the retirement, resignation or other departure from the Board of Directors by such director.

  Cash Compensation

        The cash compensation of our non-employee directors will consist of a $90,000 annual cash retainer for the lead director; a $80,000 annual cash retainer for the Audit Committee Chair, a $75,000 annual cash retainer for the Compensation Committee Chair; a $70,000 annual cash retainer for the Nominating and Corporate Governance Committee Chair; and a $60,000 annual cash retainer for each director who is not a Committee Chair. The cash compensation is paid quarterly. If a director holds two chairmanships or is the Lead Director and chairman of a committee, that director will receive the higher amount of compensation associated with the two positions.

2010 Director Compensation—Target Annual Cash and Equity Value

Position	Annual Retainer(1)	Target Annual Equity Grant DSUs(2)	Target Total Value Cash and Equity
Director	$60,000	$110,000	$170,000
Lead Independent Director	$90,000	$110,000	$200,000
Audit Chair	$80,000	$110,000	$190,000
Compensation Chair	$75,000	$110,000	$185,000
Nominating and Corporate
Governance Committee Chair	$70,000	$110,000	$180,000

(1)
The annual retainer is effective January 1, 2010.

(2)
The amount reflects the target 2010 grant date fair value of DSU's. The stock options vest over 3 years, with 1/3 vesting to occur on each of the first 3 anniversaries of the grant date. Delivery of the vested DSU's will be deferred until the director's retirement or other departure of membership on the Company's Board of Directors.

  Director Stock Ownership Guidelines

        In addition, under the non-employee director compensation arrangement, all non-employee directors are encouraged to own shares of our common stock valued at five times the base annual cash retainer within four years of their initial election to the Board of Directors.

 2010 Director Compensation Table

        The below table summarizes director compensation during the last fiscal year.

Name	Fees Earned or Paid in Cash($)(1)		Deferred Stock Units($)(2)	Total
James G. Foster	$75,000	(3)	$110,000	$185,000
Peter L. Wilson	$90,000	(4)	$110,000	$200,000
Tord B. Lendau	$60,000	(5)	$110,000	$170,000
Barbara D. Boyan, PhD.	$60,000	(5)	$110,000	$170,000
Terrence E. Geremski	$80,000	(6)	$110,000	$190,000
Christian P. Ahrens	$60,000	(5)	$110,000	$170,000
Gregory A. Belinfanti	$60,000	(5)	$110,000	$170,000

(1)
The Fees Earned or Paid in Cash column consists of annual retainer fees and payments for attendance at Board and Committee meetings during 2010. The annual retainer fees are accrued and paid quarterly in accordance with the director compensation policy in effect at the beginning of the relevant quarter.

(2)
For deferred stock units, the number reported equals the grant date fair value of deferred stock units issued to directors for their services as board members, caclulated as the price of our stock on the date of grant multiplied by the number of shares issued. Beginning in 2010, the DSUs vest over three years, with 1/3 vesting on each anniversary of the grant date. The Company recognizes compensation expense ratably over the three-year vesting period. The following are the aggregate number of stock awards and deferred stock units outstanding at December 31, 2010 for each independent director: Mr. Foster: 9,547, Mr. Geremski: 9,533, Mr. Wilson: 10,231, Mr. Lendau: 8,587, Dr. Boyan: 8,849, Mr. Ahrens: 17,344, Mr. Belinfanti: 17,344.

(3)
Consistent with the Director Compensation Plan, effective January 1, 2010, this amount represents $60,000 as the annual retainer for serving as a Board member during the 2010 fiscal year, plus $15,000 in additional compensation for serving as the Compensation Committee Chair during 2010.

(4)
Consistent with the Director Compensation Plan, effective January 1, 2010, this amount represents an annual retainer of $60,000 plus an additional $30,000 for serving as the Lead Independent Director during 2010.

(5)
Consistent with the Director Compensation Plan, effective January 1, 2010, this amount represents an annual retainer of $60,000 for serving as a board member during 2010.

(6)
Consistent with the Director Compensation Plan, effective January 1, 2010, this amount represents an annual retainer of $60,000, plus an additional $20,000 as compensation for serving as the chairman of the Audit Committee during 2010.

2011 Non-Employee Director Compensation Plan

        As mentioned previously, the 2011 non-employee director compensation plan will be identical to the 2010 plan.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders and other interested constituencies may contact an individual director, our Board of Directors as a group, a specified committee of our Board of Directors, or a specified group of directors, including the non-management directors as a group, by the following means:

Mail:	ArthroCare Corporation c/o Lead Independent Director 7500 Rialto Blvd., Building Two, Suite 100 Austin, Texas 78735

        Our Lead Independent Director is currently Peter L. Wilson. Please clearly specify in each communication the applicable addressee or addressees you wish to contact as well as the general topic of the communication. You should also include the following information in your communication: (i) your name, mailing address and telephone number; (ii) the number and type of the Company's securities you hold; and (iii) if you are not a record owner of the Company's securities, the name of the record owner of the Company's securities beneficially owned by you.

        If you wish to recommend director candidates to the Nominating and Corporate Governance Committee, you must include the information described above in "Nominating and Corporate Governance Committee—Process for Identification and Recommendation of Director Candidates."

        We will initially receive and process communications before forwarding them, if appropriate, to the applicable parties. We will generally not forward stockholder communications to the directors that we determine to be primarily commercial in nature or to relate to an improper or irrelevant topic, or that merely request general information about us. Generally, however, we will make available for review by the non-management directors non-commercial direct communications addressed to the non-management directors as a group that were not originally forwarded on to such parties by us.

        We outline the procedures for submission of stockholder proposals for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders and submission of nominations of persons for election to the Board of Directors or proposals for business to be considered at our 2012 Annual Meeting in the section entitled "Deadline for Receipt of Stockholder Proposals." We will not process any of these proposals or nominations unless they comply with the procedures and deadlines outlined in that section.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms submitted to it during the Last Fiscal Year, the Company believes that, during the Last Fiscal Year, all such reports were timely filed.

PROPOSAL NO. 2:

TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement.

        As described in greater detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

        This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

        The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this proposal.

        Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

RECOMMENDATION:

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide shareholders with the opportunity to vote, on how frequently to conduct advisory votes on the compensation of our named executive officers.

        Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

        This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.

        The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

        Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

        "RESOLVED, that the shareholders recommend, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company's named executive officers as set forth in the Company's proxy statement should be every year, every two years, or every three years."

RECOMMENDATION

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS SELECT "TWO YEARS" ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Board of Directors has determined that an advisory vote on executive compensation that occurs once every two years is the most appropriate alternative for the Company and therefore the Board recommends that you vote for a two-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every two years, the Board considered how an advisory vote on this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding overemphasis on short term variations in compensation, business results and share price volatility.

        An advisory vote occurring once every two years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company and their ages as of March 2, 2011 are as follows:

Name	Age	Position	Executive Officer Since
David Fitzgerald	77	President and Chief Executive Officer, Director	February 2009
Todd Newton	48	Senior Vice President and Chief Financial Officer	April 2009
Sten I. Dahlborg	48	Senior Vice President and President, International	December 2008
James L. Pacek	61	Senior Vice President, Strategic Business Units	December 2008
Richard W. Rew	43	Senior Vice President and General Counsel	December 2008

        David Fitzgerald became a director of the Company in April 2003 and President and Chief Executive Officer in February 2009. Mr. Fitzgerald spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Since his retirement, Mr. Fitzgerald has served as a Director for public companies such as: LifeCell Corporation from 2001 to 2008 and Chairman of Orthovita, Inc. from 2002 to 2009. He holds a B.S. from American International College and a M.B.A. from New York University.

        Todd Newton joined the Company in April 2009. Prior to joining ArthroCare, he served in various executive officer roles at Synenco Energy, Inc. from 2004 to 2008, including as President and Chief Executive Officer; President and Chief Operating Officer; and Executive Vice President and Chief Financial Officer. Before joining Synenco Energy, Mr. Newton served in various roles at Deloitte & Touche LLP from 1984 to 2004, including as partner from 1994 to 2004. Mr. Newton earned a Bachelor's Degree in Business Administration from the University of Texas at San Antonio, from which he graduated in 1984. Mr. Newton is a member of the Texas State Society of Certified Public Accountants.

        Sten Dahlborg joined the Company in May 1998 as Managing Director, ArthroCare Europe AB. In May 2003, Mr. Dahlborg was named Vice President and General Manager, ArthroCare Europe and then Senior Vice President and President, International Operations in April 2008. Prior to joining the Company, Mr. Dahlborg was Business Director of Medtronic Synectics from 1996 to 1998. From 1994 to 1996 Mr. Dahlborg was President of Synectics Medical, Inc. and held various sales and marketing positions with Synectics from 1991 to 1994. Mr. Dahlborg holds a M.Sc. degree in Engineering Physics from Chalmers University of Technology, Gothenburg, Sweden.

        James Pacek returned to ArthroCare in November 2006 as Vice-President and General Manager, Interventional Therapies and was named Senior Vice President, Strategic Business Units in December 2008. He joined ArthroCare from the Sorin Group, where he held the position of President of ELA Medical. Mr. Pacek originally joined ArthroCare in October of 1999, as Managing Director and General Manager, AngioCare division. Prior to joining ArthroCare in 1999, Mr. Pacek held progressive sales, marketing and general management responsibilities with American Hospital Supply, Baxter, and Medtronic including a role as Vice President Business Unit Operations for Medtronic Europe. Mr. Pacek holds a Bachelors Degree in Business Administration from the University of Illinois.

        Richard Rew joined the Company in July 2006 as Vice President of Legal Affairs and was named Senior Vice President and General Counsel in December 2008. He joined ArthroCare from Activant Solutions Inc., a software and services company. Mr. Rew served as General Counsel of Activant beginning in 2000, became Secretary in 2002, and became Vice President, General Counsel & Secretary in 2005. Prior to Activant, he served as General Counsel for publicly traded EZCORP Inc. from 1996 to 2000. Mr. Rew holds a B.A., Plan II Honors Program from the University of Texas at Austin and a J.D. from the University of Oklahoma. Mr. Rew is a member of the State Bar of Texas.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

        Our Compensation Discussion and Analysis, or CD&A, discusses the total compensation for our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, the other three most highly compensated executive officers for fiscal year 2010 which collectively are the Named Executive Officers, or NEOs. The CD&A provides us the opportunity to describe our overall compensation objectives and practices to current and potential investors.

        The compensation programs for the NEOs also apply to our other executive officers. The terms "we," "our," and "the Company" refer to ArthroCare and not to the Compensation Committee.

  Summary

        We have adopted a performance-based compensation philosophy for our executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers and the interests of our stockholders and allow us to recruit and retain talented individuals in a competitive marketplace. To implement this policy, our executive officers receive compensation through a mix of different types of compensation, including base salary, annual incentive bonus, long-term equity incentive awards and other benefits such as coverage under our retirement, health and welfare plans. As a result of this combination of components, a significant portion of our executive officers' compensation continues to be tied to the performance of the Company. Compensation components are closely tied to performance, with variable components having the amount of compensation directly linked to specific, measurable business results. We also continue to maintain stock ownership guidelines for our NEOs, which further enforces the alignment of interests between these officers and our stockholders.

        In 2010 our business results reflected an increase of 9.6 percent in our revenue metric, described below, an increase of 67.3 percent in operating margin percentage, adjusted for investigation and restatement-related expenses and discontinued operations, and an increase of 4.0 percent in earnings before interest, tax, depreciation, amortization and non-cash equity compensation, or EBITDAC, adjusted for foreign exchange gain loss, investigation and restatement related expenses and changes in working capital. The 2010 increase in revenue consists of $355.4 million in total continued revenue and $5.8 million in discontinued revenue for our Parallax and Contour products classified as discontinued operations. In 2010 our stock price increased 30.8 percent which was in the top quartile of our Peer Group. These results exceeded our targets and resulted in above-target cash bonus payouts related to the portion of our Corporate Bonus Plan related to Corporate performance.

  What are the objectives of our executive officer compensation program?

        For all NEOs, compensation is intended to meet the objectives described below. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to increase the value of the Company, and that such compensation should assist us in attracting and retaining key executives critical to its long-term success.

        In establishing executive officer compensation, the Compensation Committee's objectives are to:

  •
  recruit, reward, motivate and retain key officers;

  •
  ensure that an appropriate relationship exists between executive pay and the creation of long-term Company value; and

  •
  further align the interests of our executives with the interests of our stockholders through the use of equity-based long-term incentive awards.

        To meet these objectives, we have adopted the following pay for performance based practices:

  •
  provide base salary, merit raises, and promotional raises based on the executive officers' performance in their position;

  •
  provide a significant short-term incentive through an annual cash bonus plan that is based upon achieving our corporate financial goals and the executive officers' own key strategic and operating objectives; and

  •
  provide long-term incentives in the form of stock appreciation rights, or SARs, stock options, or SOs, restricted stock, or RS, and restricted stock units, or RSUs, to attract and retain key executives with longer-term incentives that promote Company value.

        Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the Peer Group discussed below. We also consider the balance between providing short-term incentives and long-term incentives that align the interests of management with stockholders, in light of the executive officer's current equity holdings. The balance between equity and cash compensation among NEOs, and separately among members of the senior executive management team, is evaluated annually using the above criteria.

  How is compensation determined?

        The Compensation Committee, operating under a written charter adopted by the Board of Directors, has the primary authority to determine and recommend to the Board of Directors the amount and nature of compensation available to our executive officers. The Compensation Committee is comprised entirely of independent directors, as defined by NASDAQ. In 2010 the Compensation Committee used the services of Radford, an independent compensation consultant to obtain, summarize and advise on the competitive compensation data described above and assist in setting the CEO's and other officers' compensation and review equity granting guidelines. Radford also reviews and advises on director compensation for our Board of Directors every two years, with the next review being in 2011, which will relate to the 2012-2013 period. The consultants from Radford report directly to the Compensation Committee and the Compensation Committee has sole authority to engage and terminate its own outside compensation consultants. The compensation consultants from Radford maintain no other direct or indirect business relationships with us. The Compensation Committee also uses senior management staff as needed to gather internal data and prepare analyses as requested by the Compensation Committee.

        To aid the Compensation Committee in making its determination and recommendations to the Board, the CEO provides annual recommendations to the Compensation Committee regarding the compensation levels of all executive officers, excluding himself. The CEO provides the Compensation Committee with his assessment of the performance of officers reporting directly to him and other key executives. At the end of each fiscal year, the Compensation Committee engages in a comprehensive performance review of all executive employees of the Company before it approves any annual cash bonuses or equity grants.

        The Compensation Committee reviews all components of the CEO's and other officers' and senior management employees' compensation, including annual base salary, bonuses based on corporate and individual performance and equity compensation. The Compensation Committee reviews accumulated realized and unrealized stock option, stock appreciation right and restricted stock gains for the CEO. The Compensation Committee and CEO review accumulated realized and unrealized stock option, stock appreciation right and restricted stock gains for the senior management employees and the NEOs who report to the CEO. The dollar value to the executive and cost to us of the actual and projected payout obligations under potential severance and change-in-control scenarios are also reviewed by the Compensation Committee and the CEO.

        How do we determine the amount for each element of executive officer compensation?

        The Compensation Committee analyzes both internal and external compensation levels in its review of the CEO's and other officers' compensation. It reviewed the average total target cash compensation for each NEO and the average number and value of equity-based awards in comparison to other employee job category levels for an internal company compensation comparison on both a single year and historical basis. In addition, the Compensation Committee used a market analysis conducted by Radford to ascertain the relative compensation positions of the CEO and other officers compared to peers at similar companies. All elements of officers' pay were considered. In order to determine the competitive market within the peer groups, data from multiple sources was examined, including private compensation survey data from Radford and Peer Group proxy statements that contain data for senior positions and officers at comparable medical device companies. Compensation survey data from Watson Wyatt was used for the Senior Vice President and President, International Operations whose position is located in Stockholm, Sweden and Radford market data was used for the Senior Vice President, Strategic Business Units, due to the benchmark match not being in the Peer Group data.

        Any revisions to compensation levels are then proposed by the CEO, excluding himself, based on internal and external comparisons, and a review of Company and individual performance against goals, objectives, and job criteria and any revisions to compensation levels of the CEO are proposed by the Compensation Committee. In order to attract, retain and motivate its executives, the Compensation Committee believes that aggregate executive remuneration should generally fall between the 50th and 75th percentile of remuneration provided by the Peer Group and the Radford market data. This approach ensures that our compensation cost structures will allow us to remain competitive in our markets. In certain circumstances, we may target pay above or below the 50th percentile to help attract or retain executives, as necessary, or to recognize differences in their qualifications, responsibilities, time in the job, role criticality and potential.

        Equity grant guidelines for the prospective fiscal year are then set by job level, using market survey data and the current internal equity grant guidelines to determine the appropriate annual grant levels for the upcoming year. For Fiscal Year 2010, in establishing the member companies of the Peer Group, the Compensation Committee considered other medical technology competitors for executive positions and companies of a similar size and scope as the Company, as measured by market capitalization, revenue, number of employees, and scope of business. The Peer Group consists of leading medical technology companies from the Medical Instruments and Supplies and Medical Appliances and Equipment industry sectors. In October 2009 and October 2010 the compensation committee used Radford to review our Peer Group as well as to obtain, summarize and advise on the competitive compensation data to assist in setting the CEO's and other officers' compensation. The tables below reflect the Peer Group established in October 2009 as well as the revised group which was established in October 2010.

        October 2009 Peer Group Changes.    Datascope Corp. was not included in the October 2009 peer group due to the suspension of public trading in their capital stock. Mentor Corp. and Vital Signs Inc. were not included because they were acquired by larger companies. The following four additional companies were added: Accuray Inc., Greatbach Inc., ICU Medical Inc., and NuVasive Inc.

        October 2010 Peer Group Changes.    EV3 Inc. was removed as the company was acquired by Covidien in mid-2010. Volcano Corp. was added to the peer group.

        The Compensation Committee reevaluates this Peer Group on an annual basis to ensure that the individual companies within the Peer Group are comparable to us as measured by market capitalization, revenue, number of employees, and scope of business. In addition, companies may be excluded due to mergers and acquisitions.

Peer Group Companies October 2009

Accuray, Inc.	Align Technology Inc.	American Medical Systems Holdings Inc.
Cantel Medical Corp	EV3 Inc.	Greatbach, Inc.
Haemonetics Corp.	ICU Medical Inc.	Integra Lifesciences Holdings Corp.
Masimo Corp.	Medical Action Industries Inc.	Merit Medical Systems Inc.
NuVasive, Inc.	Orthofix International	Sonosite Inc.
Symmetry Medical Inc.	Thoratec Corp.	Wright Medical Group Inc.
Zoll Medical Corp.

Peer Group Companies October 2010

Accuray, Inc.	Align Technology Inc.	American Medical Systems Holdings Inc.
Cantel Medical Corp	Greatbach, Inc.	Haemonetics Corp.
ICU Medical Inc.	Integra Lifesciences Holdings Corp.	Masimo Corp.
Medical Action Industries Inc.	Merit Medical Systems Inc.	NuVasive, Inc.
Orthofix International	Sonosite Inc.	Symmetry Medical Inc.
Thoratec Corp.	Volcano Corp.	Wright Medical Group Inc.
Zoll Medical Corp.

        In setting annual cash compensation (salary plus target bonus), we aim to provide market compensation that generally falls between the 50th and 75th percentiles of the annual total cash compensation of executive officers performing similar job functions at comparable companies in the medical technology industry and the Peer Group. The annual review indicated that we are providing annual cash compensation in the aggregate approximating the 50th percentile of the Peer Group, Radford and Watson Wyatt market data and we believe the combined base and incentive annual cash compensation appropriately provides market compensation to our executive officers.

        What are the elements of our executive officer compensation program and why do we provide each element?

        The major elements that comprise our compensation program include: (i) base salary; (ii) annual cash bonus incentive opportunities (target bonus); (iii) discretionary long-term equity incentive awards; (iv) retirement benefits through a section 401(k) plan; and (v) benefit programs generally available to all employees. The Compensation Committee believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the overall objectives of our compensation program. The following table sets forth each of the major elements and the rationale associated with each:

Element	Description	Performance/ Job Considerations	Primary Objectives
Base Salary	Fixed cash amount	Increased based upon individual performance against goals, objectives and job criteria such as executive qualifications, responsibilities, role criticality, and potential	Recruit qualified executives, retention of executives
Annual Cash Incentive Opportunity	Short-term incentive, annual bonus plan	Amount of actual payment based on achievement of annual corporate financial goals and key strategic and operating objectives	Promote achievement of short-term financial goals and strategic and operating objectives
Discretionary Long-Term Equity Incentive Awards	Equity based awards, includes SARs, SOs RS, and RSUs
		Size of equity awards is based upon our prior fiscal year performance, the executive's job position and individual performance; value of awards is tied to continued service and increase in value of shares	Align the interests of executives with interest of stockholders, retention, create shareholder value
Retirement and Welfare Benefits	401(k) plan, health and insurance benefits	None, benefits offered to broad workforce	Recruit qualified employees and retention

        In addition, we have entered into employment agreements with our current CEO, Mr. Fitzgerald, and Mr. Newton, Senior Vice President and CFO as well as continuity or severance agreements with the other NEOs. These agreements are discussed below under, "2010 Amended and Restated Employment Agreement of the President and Chief Executive Officer", "2009 Employment Agreement of the Senior Vice President and Chief Financial Officer", and "Severance and Change in Control Arrangements with the NEOs."

        The Fiscal 2010 Target Total Direct Compensation table below summarizes the levels established by the Compensation Committee with respect to salary, target bonus, stock and target total direct compensation. We discuss each element of the table in the narrative that follows.

 2010 Target Total Direct Compensation

Name	Annual Salary(1)	Cash Bonus at Target(2)	Discretionary Long-Term Incentives(3)	Total Direct Compensation Target(4)
David Fitzgerald, President and CEO	$535,000	$428,000	$1,386,069	$2,349,069
Todd Newton, Senior Vice President and CFO	$328,320	$164,160	$490,094	$982,574
James L. Pacek, Senior Vice President, Strategic Business Units	$290,000	$145,000	$372,677	$807,677
Sten I. Dahlborg, Senior Vice President and President, International Operations	$271,192	$135,596	$365,009	$771,797
Richard W. Rew, Senior Vice President and General Counsel	$281,379	$126,621	$344,597	$752,597

(1)
Mr. Dahlborg's salary was converted using the 2010 average monthly conversion ratio of 1 SEK : .13897 USD.

(2)
See the discussion of "annual cash incentive opportunity" below for a description of the bonus plan and target bonus amounts.

(3)
These amounts reflect the 2010 grant date fair value of RSUs and the grant date Black Scholes value of SOs. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. The potential appreciation in our stock price above the exercise price of the stock options, not the fair value used for accounting purposes at grant, motivates our executive officers.

(4)
The sum of (a) salary, (b) target bonus and (c) grant date value of the fiscal 2010 discretionary long-term incentive award.

        As described herein, compensation paid to our NEOs is structured to be competitive with our Peer Group and to ensure that there is an appropriate balance among the various elements of compensation.

  Base Compensation

        We provide our NEOs, excluding the CEO and CFO, with a base salary that is on average at approximately the 50th percentile of the Peer Group, Radford and Watson Wyatt market data. In setting base salaries for our executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys covering medical technology companies as well as actual salaries reported in the proxy statements of Peer Group companies. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and the Compensation Committee.

        Based upon a review of the Company's performance and a review of compensation levels of the Peer Group and in the Radford market data, as of January 1, 2010 we realigned the base salary and bonus targets of the NEOs to more closely align with the base salary and bonus target levels of the Peer Group and Radford market data. Mr. Fitzgerald's base salary was set at $535,000 which was slightly above the 75th percentile of the October 2009 Peer Group and Radford market data. Mr. Fitzgerald was paid at this level due to his prior experience as CEO of Howmedica. Mr. Newton's base salary was set at $328,320 which is between the 50th and 75th percentile of the Peer Group and Radford market data. The January 1, 2010 total cash compensation targets of the other NEOs, excluding the CEO, on average is between the 50th and 75th percentile of the Radford, Watson Wyatt, and October 2009 Peer Group. Mr. Rew received a market adjustment to bring him closer to the 50th percentile of the Radford and Peer Group market data.

Name	Annual Salary as of December 31, 2009	January 1, 2010 Salary	Percentage Increase
David Fitzgerald(1)	$480,000	$535,000	11.5%
Todd Newton(2)	$285,000	$328,320	15.2%
James L. Pacek(3)	$260,129	$290,000	11.5%
Sten I. Dahlborg(4)	$235,410	$271,192	15.2%
Richard W. Rew(5)	$233,136	$281,379	20.7%

(1)
Mr. Fitzgerald's base salary and target bonus mix was changed so that his base salary was increased and his target bonus lowered while keeping the total target compensation approximately the same. Mr. Fitzgerald had a 75% cash target bonus with a 25% equity target bonus in 2009 and his base salary plus target bonus was $960,000. In 2010 Mr. Fitzgerald's 25% equity target bonus was eliminated and his cash target bonus was moved to 80% of base salary with his total base salary plus target bonus being $963,000. This change was made to align Mr. Fitzgerald more closely with the Peer Group and Radford market data.

(2)
Mr. Newton's base salary and target bonus was changed to align with the market data. Mr. Newton's target bonus was changed from 60% in 2009 to 50% in 2010.

(3)
Mr. Pacek's base salary and target bonus was changed to align with the market data. Mr. Pacek's target bonus was changed from 60% in 2009 to 50% in 2010.

(4)
Mr. Dahlborg's base salary and target bonus was changed to align with the market data. Mr. Dahlborg's target bonus was changed from 60% in 2009 to 50% in 2010. Mr. Dahlborg's salary was converted using the 2010 average monthly conversion ratio of 1 SEK : .13897 USD.

(5)
Mr. Rew's base salary and target bonus was changed to align with the market data. Mr. Rew's target bonus was changed from 60% in 2009 to 45% in 2010 and he received a market adjustment to approximate the 50th percentile of the market.

        Pursuant to the Compensation Committee's annual review of the Company's performance in 2010 and benchmark data, effective January 1, 2011 the average merit increase for the NEOs, including the CEO, was 2.9 percent. The average increase budgeted for all employees for 2011 is 3.0 percent.

  Performance-Based Compensation

  Annual Cash Incentive Opportunity

        We structure our compensation programs to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate financial and individual performance objectives are achieved. In determining the compensation awarded to each executive officer based on performance, annual evaluations of Company and the executive's performance against approved objectives are made.

        As of January 1, 2010 we realigned the total cash compensation of the NEOs to more closely align with the base salary and bonus targets of the Peer Group and Radford market data. See the table below for the changes in target bonus amounts for the NEOs.

        In previous years, Mr. Fitzgerald's annual performance bonus was composed of a cash component with a target equal to 75 percent of his base salary and an equity component with a target grant date value equal to 25 percent of his base salary (which was payable in the form of RSUs). In connection with its annual review, the Compensation Committee recommended eliminating the equity component of his annual performance bonus and adjusting the total cash target bonus from 75 percent of base salary to 80 percent of base salary. Mr. Fitzgerald's total target cash compensation was held at approximately the same level as it was in 2009 (including the fiscal year 2009 25 percent target equity portion of his bonus).

        The total cash compensation level targets for Mr. Newton, Mr. Pacek, Mr. Dahlborg, and Mr. Rew were held at the same levels as in 2009 prior to their 2010 merit increase and Mr. Rew's market adjustment. Total target cash compensation of the other NEOs for 2010, excluding the CEO, on average is between the 50th and 75th percentile of the October 2009 Peer Group, Radford, and Watson Wyatt market data.

Name	Total Target Compensation as of December 31, 2009(1)	Total Target Cash Compensation as of January 1, 2010	Percentage Increase
David Fitzgerald(2)	$960,000	$963,000	0.3%
Todd Newton(3)	$456,000	$492,480	8.0%
James L. Pacek(4)	$416,207	$435,000	4.5%
Sten I. Dahlborg(5)	$376,656	$406,788	8.0%
Richard W. Rew(6)	$373,018	$408,000	9.4%

(1)
Total target compensation in the context of this chart is annual salary plus target bonus.

(2)
Mr. Fitzgerald's base salary and target bonus mix was changed so that his base salary was increased and his target bonus lowered while keeping the total target compensation approximately the same. Mr. Fitzgerald had a 75% cash target bonus with a 25% equity target bonus payable in RSUs for 2009. In 2010 Mr. Fitzgerald's 25% equity target bonus was eliminated and his cash target bonus was changed to 80% of his annual base salary.

(3)
Mr. Newton's merit increase was 8.0% for 2010.

(4)
Mr. Pacek's merit increase was 4.5% for 2010.

(5)
Mr. Dahlborg's merit increase was 8.0% for 2010. Mr. Dahlborg's salary was converted using the 2010 average monthly conversion ratio of 1 SEK : .13897 USD.

(6)
Mr. Rew's percentage increase includes a merit increase plus market adjustment to approximate the 50th percentile of the market.

        The target bonus for all NEOs was dependent on achievement of specific financial objectives tied to the annual Board approved operating plan and the achievement of personal performance objectives determined by the CEO or, in the case of the CEO, by the Board of Directors.

Name	Target Bonus 2009	Target Cash Bonus 2010
David Fitzgerald(1)	100%	80%
Todd Newton	60%	50%
James L. Pacek	60%	50%
Sten I. Dahlborg	60%	50%
Richard W. Rew	60%	45%

(1)
Mr. Fitzgerald's 2009 target bonus consisted of a 25% equity target bonus paid in RSUs and a 75% cash target bonus.

        The potential bonus earned by each executive was subject to certain bonus multipliers linked to under-achievement or over-achievement of these financial objectives and subject to each executive's individual performance. The NEOs' target bonus, if paid, would place them on average slightly above the 50th percentile of the Peer Group and Radford market data on a total cash compensation basis for 2010.

        The actual bonus available under the 2010 Executive Bonus Plan generally depends on the level at which the Company achieves its total revenue, adjusted operating margin and adjusted EBITDAC goals as set forth in our Board-approved operating plan for 2010 as follows:

Company Financial Objective Criteria	Relative Weight	Threshold Bonus Achievement Level	Downside and Upside Bonus Multiplier
Total Revenue	50%	85%	1:3 Ratio
Adjusted Operating Margin	25%	85%	1:3 Ratio
Adjusted EBITDAC	25%	85%	1:3 Ratio

        Under the 2010 Executive Bonus Plan, "Threshold Bonus Achievement Level" means the minimum percentage of financial objectives achievement at which a bonus is payable, or 85 percent. If the weighted average of Total Revenue (50 percent), Adjusted Operating Margin (25 percent), and Adjusted EBITDAC (25 percent) results are below 85 percent, bonuses are not earned. Achievement of weighted average Total Revenue, Adjusted Operating Margin, and Adjusted EBITDAC results equal to or greater than 85 percent determine the bonus potential, subject to the 1:3 multiplier effect. For example, if the Bonus Achievement Level is 85 percent, then the executive officers are eligible for 55 percent of their target bonus potential. The 15 percent shortfall is multiplied by three to reduce bonus potential 45 percent. At 100 percent achievement, executive officers are eligible for 100 percent of their target bonus potential, If, for example, the Bonus Achievement Level is 110 percent, then executive officers are eligible for 130 percent of their target bonus potential (100 percent plus three times the 10 percent overachievement). The Bonus Achievement Level maximum is 115 percent and the maximum Total Bonus Potential is 145 percent for achievement of Company financial goals.

        The annual bonus awarded to an executive, other than the CEO, may be increased or decreased due to individual performance at the recommendation of the CEO subject to Board approval. The annual bonus awarded to the CEO may be increased or decreased at the sole discretion of our Board of Directors. Each executive's performance, including the CEO, is evaluated against predetermined annual operating and strategic goals prior to payment of the bonus, and the final bonus payment is adjusted relative to the achievement of those goals. The Company financial objectives in the 2010 Executive Bonus Plan may be adjusted by the Board of Directors to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent that, the Board of Directors does consider the effect of such events indicative of Company performance. No such adjustments were made to the 2010 financial objectives. Payments to executives under the 2010 Executive Bonus Plan are contingent upon continued employment through the bonus payment date, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance criteria for the bonus program. If the executive terminates due to retirement, the CEO may recommend, and the Board may approve, the payment of the prorata bonus at its discretion and contingent upon the Company meeting all relevant goals and performance criteria. If threshold bonus achievement levels are not attained, the CEO may recommend, and the Board may approve, special bonus payments to certain individuals for outstanding performance.

        The 2010 Executive Bonus Plan Calculations for Fiscal 2010—Company Performance table below summarizes the financial targets, actual achievement and the calculations for determining the bonus payments awarded to the NEOs for achievement of Company objectives for 2010. The annual bonus awarded to the NEOs for 2010 was also increased due to individual performance achievement of personal goals for fiscal year 2010. The personal performance achievement scale that was used for all other employees who are eligible to participate in the 2010 Corporate Bonus Plan was also used for the NEOs for consistency in plan administration. The average bonus payout to the NEOs for 2010 was 178 percent over the bonus target due to achieving the maximum payment under the corporate objectives of 145 percent plus the achievement of personal goals. Based on data from Radford, overall payment caps range from 135 percent – 200 percent with 2/3 of peer companies disclosing a 200 percent of target cap payout.

  2010 Executive Bonus Plan Calculations for Fiscal 2010—Company Performance

Financial Objectives	2010 Target (in 000's)	2010 Annual Achievement (in 000's)(1)	Percentage Achieved	Weight	Bonus Percentage Achieved	Bonus Percentage Payout(2)
Total Revenue	$356,000	$361,230	101.5%	50.0%	50.7%
Adjusted Operating Margin(3)	11.0%	15.6%	141.8%	25.0%	35.5%
Adjusted EBITDAC(4)	$65	$80	122.9%	25.0%	30.7%
Total				100.0%	116.9%	145.0%
Company Performance Cap					115.0%

(1)
In 2010 we had $355.4 million in revenue from continuing operations and $5.8 million in revenue from discontinued operations for our non-coblation spine products which total $361.2 million

(2)
For every 1% over-achievement there is 3% payout (1:3 ratio), subject to Company Performance Cap

(3)
Adjusted operating margin is GAAP operating income, excluding "Investigation and Restatement" costs, for the calendar year 2010 divided by Total Revenue, as defined above in footnote 1.

(4)
Adjusted EBITDAC is earnings before interest, tax, depreciation, amortization, foreign exchange gain (loss) and non-cash equity compensation excluding "Investigation and Restatement" costs and adjusted for changes in working capital for the calendar year ended 2010. Working capital is defined as the sum of accounts receivable, inventory and other non-cash current assets less accounts payable, accrued liabilities and other current liabilities.

        The table above contains numbers regarding past company financial targets and goals. These targets and goals are disclosed in the limited context of our compensation plan and should not be understood to be statements of managements' expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        For 2011, the Executive Bonus Plan for the CEO has 100 percent of his target bonus potential based on the achievement of Company financial goals, which may be adjusted for his personal performance at the discretion of the Company's Board of Directors. The NEOs, excluding the CEO, have 90 percent of their target bonus potential based on the achievement of Company goals and 10 percent target bonus potential based on the achievement of their personal performance goals. The maximum payout is capped at 160 percent for both company financial goals and personal performance goals for all of the NEOs.

  Discretionary Long-Term Equity Incentive Awards

        Our executive officers and other key employees are eligible to participate in our periodic award of SOs, SARs, RSUs or RS grants as part of our policy to provide management with longer-term incentives that promote building value in the Company. The grants are the most important part of our pay for performance compensation philosophy. The grants to executive officers, if made, are normally made at the first regularly scheduled Board of Directors meeting after the close of the fiscal year and are closely tied to our prior fiscal year performance, the executive's job position and individual performance, and retention considerations.

        Guidelines for the number of SOs, SARs, RS and RSUs granted to each individual are determined using a procedure approved by the Compensation Committee based upon several factors, including the individual's job position, retention, corporate financial and individual performance, Peer Group data, the relative compensation rates of other internal employees, and the amount of historical equity grants made to each individual. In October of 2010, compensation consultants from Radford conducted a comprehensive review of historical equity grants by employee and position, Peer Group proxy equity data, and Radford market equity data from similar companies that we compete with for executive talent. The compensation consultants from Radford provided a range of equity grant recommendations based on percentile benchmarks to the CEO and Compensation Committee for the NEOs, excluding the CEO. The CEO then made grant recommendations based on the factors described above and Radford's review results. The compensation consultants also provided a range of equity grant recommendations to the Compensation Committee for the CEO. The Compensation Committee decided on the best equity grant mix for each NEO, including the CEO, after review of the market data and Radford's recommendations. On average, 52 percent of the NEO's total target direct compensation was granted in discretionary long-term equity in 2011.

        Information regarding the equity grants made to our named executive officers for fiscal 2010 is included in the Summary Compensation Table, the Grants of Plan-Based Awards Table, and the Outstanding Equity Awards at Fiscal Year-End Table. The following table sets forth the February 2011 annual grants for the NEOs for fiscal year 2010.

Name	Number of Stock Options	Value of Stock Options(1)	Number of RSUs	Value of RSUs(2)	Total Shares Granted(3)	Total Value Granted(4)
David Fitzgerald, President and CEO	11,159	$178,689	36,161	$1,207,380	47,320	$1,386,069
Todd Newton, Senior Vice President and CFO	18,333	$293,566	5,886	$196,528	24,219	$490,094
James L. Pacek, Senior Vice President, Strategic Business Units	12,754	$204,230	5,045	$168,448	17,799	$372,677
Sten I. Dahlborg, Senior Vice President and President, International Operations(5)	—	$—	10,932	$365,009	10,932	$365,009
Richard W. Rew, Senior Vice President and General Counsel	12,754	$204,230	4,204	$140,367	16,958	$344,597

(1)
These amounts reflect the grant date Black Scholes value of SOs.

(2)
These amounts reflect the grant date fair value of RSUs.

(3)
The sum of (a) number of stock options and (b) number of RSUs

(4)
The sum of (a) value of stock options and (b) value of RSUs

(5)
Mr. Dahlborg was granted RSUs due to the tax treatment of stock options in Sweden

        ISOs and NSOs are granted with a per share exercise price of 100 percent of the market closing price of our underlying stock on the day of the date of grant. ISOs and NSOs have a seven year term and typically vest over four years. The seven year term for ISOs and NSOs provides a reasonable time frame in which to align the executive's interests with the potential price appreciation of our shares, which represents our increased value. RSUs are generally issued for a nominal purchase price, if any, and typically vest over a five-year period. The Board of Directors has the ultimate responsibility of administering our stock incentive plans and has delegated the authority to the Compensation Committee to carry out these responsibilities.

  Named Executive Officer Stock Ownership Guidelines

        Effective October 21, 2010, the Compensation Committee adopted stock ownership guidelines for the NEOs. The guidelines help ensure that our NEOs maintain an equity stake in the Company, and by doing so, appropriately link their interests with those of other stockholders. The NEOs should maintain an ownership level equal to a multiple of base salary as described in the table below. Each NEO has five years to achieve the required ownership level beginning on the later of (i) becoming a named executive officer subject to the share ownership guidelines or (ii) December 31, 2010. For the purposes of this provision, the Company's stock shall be valued based on a rolling average of the Company's closing share price of the NASDAQ over the prior six months. Should a fluctuation in share price or increase in salary result in a NEO's ownership falling below the required level, he/she shall take such actions approved by the Board of Directors to come back into compliance.

        Shares that satisfy the ownership requirement are as follows:

  •
  Shares purchased on the open market;

  •
  Shares acquired through the Company's Employee Stock Purchase Plan or 401(k) Plan;

  •
  Shares owned through the exercise and hold of Stock Appreciation Rights (SARs), Incentive Stock Options and Stock Options (ISOs and SOs);

  •
  Vested shares of Restricted Stock and Restricted Stock Units.

  •
  Shares held in trust for the benefit of the officer or his or her family member living in the same household.

  Ownership Guideline by Role

Role	Ownership Guidelines
CEO	2.5 times current annual salary
CFO	1.5 times current annual salary
Named Executive Officer	1.0 times current annual salary

        As of March 2, 2011 Mr. Fitzgerald, our CEO, meets the ownership guidelines. All other NEOs have until the end of the 5 year accumulation period described above to satisfy these guidelines as per our Named Executive Officer Ownership Guidelines.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our U.S. employees, including NEOs. The 401(k) Plan permits eligible employees of the Company to defer up to 75 percent of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. In 2010, we made annual matching contributions to the 401(k) Plan in an amount equal to a dollar of Company stock for each dollar of participant contributions, up to a maximum of $2,500 in our stock. Eligible employees will receive a maximum of $625 in our stock per quarter with any additional matching contributions made at the end of the fiscal year for employees who may be hired throughout the fiscal year. While eligible participants may receive the stock matching contributions quarterly, 401(k) Plan participants are eligible to vest in current and future stock matching contributions after the first year of employment following date of hire. Our eligible employees may begin participating in the 401(k) Plan immediately upon date of hire.

        We do not provide defined benefit plans or deferred compensation plans to our NEOs or to other employees.

  Severance and Change in Control Arrangements with the NEOs

        The Compensation Committee believes that reasonable severance benefits should be provided to executive officers. Severance benefits reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time. Severance benefits are also intended to retain our executive officers in the market we compete with for executive talent. Base salary and supplemental COBRA payments provide economic security to ease in the executive's transition to new employment. Severance arrangements do not affect the other compensation elements.

        Accordingly, we have agreements with the NEOs which provide for severance benefits under certain events. The Compensation Committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these NEOs. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. All of the companies in our October 2010 Peer Group offer severance and/or change in control agreements to their senior executives. The change of control provisions in the agreements are intended to provide executive officers financial security and sufficient incentive and encouragement to remain with the Company. As described in more detail below, we have structured the agreements to provide for acceleration of vesting of some or all equity grants, depending on the executive's employment status, in the event of a change in control.

        The Compensation Committee also believes that reasonable severance benefits should be provided to executive officers. Severance benefits reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time. Severance benefits are also intended to retain our executive officers in the market we compete with for executive talent. Base salary and supplemental COBRA payments provide economic security to ease in the executive's transition to new employment. Severance arrangements do not affect the other compensation elements.

        Additional information regarding the severance and change in control benefits is included below and in the Potential Payments Upon Termination or Change in Control Tables.

  Continuity Agreements

        Each NEO, other than the CEO and the CFO, has entered into a continuity agreement with us that provides for severance benefits under certain events described below.

  Termination Without Cause Apart from a Change in Control

        The continuity agreements provide that in the event of Termination Without Cause apart from a Change in Control (as defined in the applicable continuity agreement) of the Company, the executive will be entitled to receive severance pay for a term of six months immediately commencing with the termination of the executive's employment with the Company, at a rate equal to the executive's base salary, not including bonus, in effect immediately prior to the executive's termination. The executive will also be reimbursed, not to exceed $650 per month, for the amount of his or her premium payment for group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, provided that the executive elects such coverage. Upon the earlier of (i) the time that the executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980B(g)(1) of the IRC) and (ii) the date six months following the executive's termination, our obligations to reimburse the executive will cease.

        Effective as of the date of the NEO's termination, there is no acceleration of vesting of equity awards. The NEO's options and SARs that are vested at the time of termination will remain exercisable in accordance with the terms of the stock option agreements or stock appreciation rights agreements, as applicable, pursuant to which they were granted.

        Under the continuity agreements, the definition of "Cause" means the happening of one or more of the following events, in each case as determined in good faith by our Board of Directors, (i) any act of personal dishonesty taken by the NEO in connection with his/her responsibilities as an employee and intended to result in his or her substantial personal enrichment, (ii) the NEO's commission of a felony or an act of fraud against the Company or affiliates, (iii) a willful act by the NEO that constitutes gross misconduct and that is injurious to the Company, (iv) the NEO's failure to satisfactorily perform the NEO's obligations under his or her duties and scope of employment, which failure adversely affects the business of the Company or its affiliates, as determined by a majority of the members of our Board of Directors, and (v) continued violations by the executive of the NEO's obligations under his or her duties and scope of employment, which are demonstrably willful and deliberate on the NEO's part after we have delivered to the executive a written demand for performance that describes the basis for our belief that the NEO has not substantially performed his or her duties along with an opportunity for the NEO to meet such demands, which the NEO fails to accomplish within a reasonable period of time.

  Involuntary Termination Following a Change in Control

        The continuity agreements provide that if the NEO's employment with the Company terminates in an Involuntary Termination Without Cause (as defined in the continuity agreements) at any time within twenty-four months after a Change in Control, then the executive shall be entitled to receive severance pay during the severance period at a rate equal to the NEO's current compensation. "Current compensation" means an amount equal to the greater of (i) the NEO's base compensation earned in the fiscal year preceding the fiscal year of the NEO's termination; or (ii) the NEO's base compensation for the fiscal year of the NEO's termination, including 100 percent of any bonus which the NEO could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones and performance criteria. The severance period commences with the termination of the NEO's employment in an Involuntary Termination Without Cause and ends with the expiration of twenty-four months following the date of the NEO's termination. The NEO will also be reimbursed, not to exceed $650 per month, for the amount of his or her premium payment for group health coverage pursuant to COBRA, provided that the NEO elects such coverage. Upon the earlier of (1) the time that the NEO no longer constitutes a Qualified Beneficiary and (2) the date twenty-four months following the NEO's termination, our obligations to reimburse the NEO will cease. If our obligations cease due to the time the NEO no longer constitutes a Qualified Beneficiary, we will make a lump sum payment to the executive, on the date eighteen (18) months following the date of the Employee's Separation from Service, equal to the product of the last monthly reimbursement paid to the executive multiplied by six. During the twenty-four months following termination of the NEO's employment, he or she is entitled to executive-level outplacement services at our expense, not to exceed $15,000. At the time of Involuntary Termination following a Change in Control, the NEO will become 100 percent vested with respect to any outstanding SARs and SOs that the NEO holds and any restrictions with respect to RS and RSUs that the NEO holds will immediately lapse.

        Under the continuity agreements, "Change in Control" means the occurrence of any of the following events: (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the total voting power represented by the voting securities of us or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by our stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of our assets; or (iii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are our directors as of the date the continuity agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (ii) or in connection with an actual or threatened proxy contest relating to the election of our directors.

  Change in Control without Termination

        Upon a Change in Control, the NEOs would immediately become 50 percent vested with respect to any outstanding unvested SARs and SOs that the NEO then holds and any restrictions with respect to 50 percent of the unvested RS and RSUs that the executive holds would immediately lapse. The remainder of the shares would vest in accordance with the original vesting schedule.

        Upon a Change in Control that constitutes a Hostile Takeover, the NEOs would immediately become 100 percent vested with respect to any outstanding SARs and SOs that the executive holds and any restrictions with respect to RS and RSUs that the executive holds would immediately lapse.

        Under the continuity agreements, the definition of "Hostile Takeover" means any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing 50 percent or more of the total voting power represented by our then outstanding voting securities, without the approval of our Board of Directors.

  Termination Resulting from Death or Disability

        If the NEO's employment is terminated, other than the CEO, as a result of the executive's disability or death, then the NEO will not be entitled to receive severance or other benefits under the continuity agreement, but will be eligible for those benefits as may be established under our existing severance and benefits plans and policies at the time of the disability or death.

  Excise Tax Reimbursement

        Under their continuity agreements, the NEOs are eligible for Company reimbursement of golden parachute excise taxes paid or payable by them. In the event that any payment or other benefit under the continuity agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment from us, equal to 100 percent of any excise tax actually paid or payable by the Employee in connection with the benefits under the continuity agreement, plus an additional payment from us in such amount that after payment of all taxes (including, without limitation, any interest and penalties on such taxes and the excise tax) , the executive retains an amount equal to the reimbursement payment. As described below, we did not include this excise tax reimbursement provision in the new employment agreements for David Fitzgerald and Todd Newton.

        The following table describes the material terms of the continuity agreements:

Description	Benefits(1)
Termination without Cause apart from a Change in Control

•       Base Salary-current base salary for 6 months

•       COBRA-$650 per month for 6 months

•       Stock-SOs and SARs cease to vest and all unvested SOs and SARs are cancelled. Unvested RS and RSUs are subject to forfeiture and repurchase pursuant to the terms of the stock agreements.

Involuntary Termination without Cause at any time within 24 months after a Change in Control

•       Current compensation for 24 months.(2)

•       COBRA-$650 per month for 24 months. If employee is no longer a qualified beneficiary; COBRA lump sum payment of last monthly reimbursement paid multiplied by six.

•       Outplacement Services-for 24 months not to exceed $15,000

•        Stock-100 percent vested with respect to any outstanding SARs and SOs that the executive holds. Any restrictions with RS and RSUs immediately lapse.

Change in Control without termination	Stock-50 percent vested with respect to any outstanding unvested SARs and SOs that the executive holds. Any restrictions with respect to 50 percent of the unvested RS and RSUs immediately lapse.
Change in Control without termination-Hostile Takeover	Stock-100 percent vested with respect to any outstanding SARs and SOs that the executive holds. Any restrictions with respect to the unvested RS and RSUs immediately lapse.
Termination resulting from death or disability	Not entitled to receive severance or other benefits under the continuity agreement, but is eligible for those benefits as may be established under the Company's existing severance and benefits plans and policies at the time of the disability or death.

(1)
This is a summary of the terms and benefits available under the continuity agreement and is qualified in its entirety by the full text of the continuity agreement.

(2)
"Current compensation" means an amount equal to the greater of (i) the executive's base compensation earned in the fiscal year preceding the fiscal year of the executive's termination; or (ii) the executive's base compensation for the fiscal year of the executive's termination, including 100 percent of any bonus which the executive could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones and performance criteria.

  2010 Amended and Restated Employment Agreement of the President and Chief Executive Officer

        Effective January 8, 2010, we entered into an employment agreement with Mr. Fitzgerald in connection with his appointment as President and Chief Executive Officer.

  Involuntary Termination Without Cause Following a Change in Control

        Under this agreement, if his employment is involuntarily terminated without cause within twenty-four months following a Change in Control, Mr. Fitzgerald would be entitled to receive as severance an amount equal to the sum of (i) his base salary (on a monthly basis) multiplied by the length of the "Continuation Period" (as defined below), plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100 percent of budget or plan) multiplied by (x) the number of months in the Continuation Period divided by (y) twelve. Mr. Fitzgerald would be eligible to receive reimbursement equal to $1,500 per month during the Continuation Period which is intended to reimburse his premium payments, if any, for group health coverage elected by him pursuant to COBRA. The vesting and exercisability of all of Mr. Fitzgerald's outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards would automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination. The severance and other benefits are subject to Mr. Fitzgerald executing and not revoking a general release of claims against the Company in a form acceptable to the Company.

        For purposes of Mr. Fitzgerald's employment agreement, "Continuation Period" is defined as the period of time commencing on the date of an involuntary termination, of a duration equal to two months for each full month of Mr. Fitzgerald's employment as President and CEO of the Company, up to a maximum of (i) twenty-four months, for purposes of an involuntary termination which occurs within twenty-four months after a Change in Control, or (ii) eighteen months, for purposes of an involuntary termination which occurs prior to a Change in Control or more than twenty-four months following a Change in Control.

  Involuntary Termination Without Cause Apart from a Change in Control

        In the event Mr. Fitzgerald's employment is involuntarily terminated without cause at any time prior to the occurrence of a Change in Control or after the twenty-four month period following a Change in Control, Mr. Fitzgerald would be entitled to receive as severance in one lump-sum payment an amount equal to (i) his base salary (on a monthly basis) multiplied by the length of the Continuation Period, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100 percent of budget or plan) multiplied by (x) the number of months in the continuation period divided by (y) twelve. Mr. Fitzgerald would be eligible to receive reimbursement equal to $1,500 per month during the Continuation Period which is intended to reimburse his premium payments, if any, for group health coverage elected by him pursuant to COBRA. The severance and other benefits are subject to Mr. Fitzgerald executing and not revoking a general release of claims against us in a form acceptable to us.

  Change in Control without Termination

        Upon a Change in Control, the vesting and exercisability of all of Mr. Fitzgerald's outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards would automatically lapse as to 100 percent of the then-unvested shares.

  Termination Resulting from Death or Disability

        If Mr. Fitzgerald's employment was terminated as a result of his death or disability, he will not be entitled to any other severance or other benefits. Mr. Fitzgerald, or, as the case may be, his estate or designated beneficiary(ies) would receive payment(s) for all accrued but unpaid base salary (and any portion of the annual bonus that has been awarded by the Board of Directors or compensation committee or earned pursuant to the terms of the applicable bonus plan or program with respect to the applicable year and was unpaid on the termination date), and all accrued but unused vacation as of the date of his termination of employment, and his benefits will be continued under our existing benefit plans and policies in effect on the date of termination and in accordance with their terms applicable law. Mr. Fitzgerald's vesting and exercisability of all outstanding equity awards shall be automatically accelerated and any transfer or forfeiture restrictions on the equity awards will automatically lapse.

  Excise Tax Reimbursement

        In the event that any payment or other benefit under his employment agreement, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Fitzgerald would be entitled to receive such payments or benefits either (i) in full, or (ii) as to such lesser amount which would result in no portion of such payments being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by Mr. Fitzgerald, on an after-tax basis, of the greatest amounts of payments and benefits, notwithstanding that all or some portion of such payments may be subject to the excise tax. To the extent that any reduction of payments is required, the specific payments that will be reduced and the order of such reduction will be determined by us in our sole discretion.

  Additional Benefits

        Mr. Fitzgerald is eligible to participate in our employee benefit plans including medical, disability, and life insurance in accordance with the rules established for individual participation in any such plan under applicable law.

        We will provide the following benefits to Mr. Fitzgerald at our expense:

  (i)
  an annual physical examination, with Mr. Fitzgerald's agreement that the doctor performing the examination will provide a copy of the examination report to the Compensation Committee; and

  (ii)
  reimburse Mr. Fitzgerald for attorneys' fees and expenses incurred by Mr. Fitzgerald in connection with the negotiation and execution of the employment agreement, up to a maximum of $5,000.

        The following table describes the material terms of the 2010 Employment Agreement for the President and CEO.

Reason for Termination	Severance Benefits(1)
Involuntary Termination without Cause apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control

•       One lump-sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 18 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA-$1,500 per month for the continuation period (of up to 18 months).

Involuntary termination without Cause at any time within 24 months after a Change in Control

•       One lump sum payment equal to the sum of (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA-$1,500 per month for the continuation period (of up to 24 months).

•       Stock-The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Change in Control without termination	Stock-vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the then-unvested shares.
Termination resulting from death or disability

•       Not entitled to receive severance or other benefits under the employment agreement. Stock- The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Reason for Termination	Severance Benefits(1)
Additional Benefits	• Annual physical • Reimburse up to $5,000 for attorney's fees and expenses incurred in connection with the negotiation and execution of the employment agreement.

(1)
This is a summary of the terms and benefits available under the continuity agreement and is qualified in its entirety by the full text of the continuity agreement.

        The amended and restated employment agreement also provides for automatic acceleration of vesting and exercisability of equity awards in the event of the formal acceptance by the Board of Directors of the CEO's resignation under circumstances acceptable to the Board of Directors. In addition, each SO held by the CEO which was granted to him while he was serving as President and CEO will remain exercisable until the date occurring one year after the date of the termination of employment or, if earlier, the expiration date on which the option would have expired without regard to termination of employment or service with the Company.

  2009 Employment Agreement of the Senior Vice President and Chief Financial Officer

        Mr. Newton entered into an employment agreement effective April 2, 2009. The following table describes the material terms of the Employment Agreement.

Description	Benefits(1)
Involuntary Termination without Ccause apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control(2)

•       One lump-sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 12 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA-$1,500 per month for the continuation period (of up to 12 months).

Description	Benefits(1)
Involuntary termination without Cause at any time within 24 months after a Change in Control

•       One lump sum payment equal to the sum of (i) the base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA-$1,500 per month for the continuation period (of up to 24 months).

•       Stock-The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Change in Control without termination	Stock-vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 50 percent of the then-unvested shares.
Change in Control without termination-Hostile Takeover	Stock- vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the then-unvested shares.
Termination resulting from death or disability	Not entitled to receive severance or other benefits under the employment agreement.
Additional Benefits(3)

•       Relocation Assistance—the Company will pay Mr. Newton an amount equal to $1,500 per month for the first six months following Mr. Newton's date of hire for relocation assistance. In the event that Mr. Newton's employment terminates within 6 months after his date of hire due to a voluntary termination or termination for cause, Mr. Newton will be obligated to repay the Company, on a prorated basis, the amount of any Relocation Assistance payments previously made by the Company.

(1)
This is a summary of the terms and benefits available under the continuity agreement and is qualified in its entirety by the full text of the continuity agreement.

(2)
In the event of Involuntary Termination without cause apart from a Change in Control, or after the twenty-four month period following the effective date of a Change in Control Mr. Newton's SOs and SARs cease to vest and all unvested SOs and SARs are cancelled. Unvested RS and RSUs are subject to forfeiture and repurchase pursuant to the terms of the stock agreements.

(3)
Effective June 28, 2009 the Compensation Committee approved an increase in the amount of Mr. Newton's relocation assistance from $1,500 to $2,000 per month due to the monthly payment being taxed as ordinary income to Mr. Newton. The increase of the amount to $2,000 per month was retroactive to Mr. Newton's date of hire.

Mr. Newton entered into an amendment to his Employment Agreement effective January 8, 2010. Effective January 1, 2010 Mr. Newton's base salary was raised to $328,320 from $285,000 and his target bonus changed from 60 percent to 50 percent of his annual base salary. All other terms of Mr. Newton's original employment agreement remain the same.

  What other elements of compensation and perquisites are offered to executive officers?

        In addition to the elements of executive compensation discussed above, the NEOs are eligible to receive health care coverage that is generally available to other employees of the Company. We also offer a number of other benefits to the NEOs pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, educational assistance, employee assistance, the 401(k) Plan (as described above) and certain other benefits. Many employees are also eligible for variable pay under sales incentive plans and/or the company bonus plan. The employee stock purchase plan was suspended for the offering period(s) beginning August 1, 2008 due to the suspension of the SEC Form S-8 and the restatement of our financial statements. The employee stock purchase plan was reinstated on February 1, 2010 after the restatement of our financial statements were filed with the SEC.

        The availability of the benefit programs allows us to attract, recruit and retain employees. The benefit programs provide employees access to quality healthcare and assists employees in meeting their financial and retirement goals. We also believe this assists in increasing employee loyalty to the Company.

  Does the Company have any policies with respect to equity compensation awards?

        We evaluate the allocation of equity awards among SO grants, RS grants, SARs, RSUs, participation units and the various other awards available under the 2003 Plan by reference to the Peer Group and medical technology competitive companies discussed above. We do not have a policy of granting equity-based awards at other than the fair market value. The exercise price for stock option grants and similar awards is determined by using the closing market price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.

        Periodic grants of equity-based compensation awards for executive officers made under the compensation program discussed above have been approved by the Compensation Committee (and, with respect to any grant to the CEO or other executive officer included in the periodic grant, by the Board) and ratified at the February and July meetings of the Board of Directors, or such later date that is at least the third business day after we have publicly released our operating and financial results for the fiscal year just ended, and the date or the later dates as established by the Board of Directors or the Compensation Committee will serve as the grant date of such awards. The date of the February and July Board meetings are established by the Board of Directors each year in the prior year. The Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board of Directors in connection with the hiring of new executives. Notwithstanding the foregoing, the Company will not make grants of equity-based compensation when employee-stockholders are otherwise prohibited from trading in our securities in accordance with our Code and insider trading policies, otherwise known as a "blackout period." Consistent with this policy, we do not make equity-based grants while in possession of material non-public information. The policy regarding the granting of equity-based compensation awards was adopted by the Compensation Committee on February 22, 2007.

        No equity awards were granted to the NEOs in February 2010 since these awards were made in December 2009 upon completion of the company's restatement. Equity awards were granted to the NEOs in February 2011 for fiscal year 2010.

  Tax and Accounting Considerations

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for each of the CEO and certain other NEOs, unless such compensation meets the requirements for the "performance-based" exception to the general rule. The non performance-based compensation paid to each NEO in 2010 did not exceed $1 million. The cash compensation payable to each of the NEOs, in 2011 is also expected to be below $1 million. The Compensation Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it determines that it is in the best interests of the Company, although it may award compensation to our executive officers which is not fully deductible if it determines that the award is consistent with its philosophy and is in the best interests of the Company and the stockholders. All of the SOs and SARS granted to our NEOs are intended to qualify under Section 162(m) as performance-based compensation, although the income from RS and RSUs granted to our NEOs generally does not qualify as performance-based compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation policies and procedures. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2011 Annual Meeting of Stockholders.

The Compensation Committee

Dr. Barbara D. Boyan
Christian P. Ahrens
James G. Foster, Compensation Committee Chairman
Peter L. Wilson

The foregoing Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

 EXECUTIVE OFFICER COMPENSATION

        The following table sets forth the compensation earned during the Last Fiscal Year (and the 2008 and 2009 fiscal years, to the extent applicable) by the Company's Chief Executive Officer, the Company's Chief Financial Officer, and the three most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2010.

 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Equity Incentive Plan Awards (5)	All Other Compensation (6)	Total
David Fitzgerald	2010	$534,154	$1,224,844	$178,689	$802,126	$—	$—	$2,823	$2,742,636
President and Chief	2009	$426,573	$704,970	$1,823,590	$360,000	$—	$119,996	$2,500	$3,437,629
Executive Officer	2008	$—	$—	$—	$—	$—	$—	$—	$—
Todd Newton	2010	$327,987	$196,528	$293,566	$302,301	$—	$—	$55,066	$1,175,448
Senior Vice President and	2009	$214,846	$352,500	$1,000,615	$171,000	$—	$—	$15,237	$1,754,198
Chief Financial Officer	2008	$—	$—	$—	$—	$—	$—	$—	$—
James L. Pacek	2010	$289,770	$168,448	$204,230	$233,903	$—	$—	$2,500	$898,852
Senior Vice President,	2009	$261,130	$—	$536,350	$156,078	$—	$—	$2,500	$956,058
Strategic Business Units	2008	$216,357	$127,655	$172,338	$—	$—	$—	$2,500	$518,850
Sten I. Dahlborg	2010	$271,192	$365,009	$—	$245,276	$—	$—	$116,697	$998,175
Senior Vice President,	2009	$237,200	$528,728	$—	$139,965	$—	$—	$96,881	$1,002,774
International Operations	2008	$242,588	$20,014	$79,994	$—	$—	$—	$101,480	$444,075
Richard Rew	2010	$281,008	$140,367	$204,230	$195,993	$—	$—	$2,500	$824,098
Senior Vice President,	2009	$234,033	$—	$429,080	$139,882	$—	$—	$2,500	$805,494
General Counsel	2008	$214,957	$274,933	$—	$—	$—	$—	$2,500	$492,390

(1)
Since salary increases have historically occurred annually in April, the salaries presented in this column prior to 2009 reflect three months at one annual salary rate and nine months at a different annual salary rate for all NEOs. There were no merit increases granted in April 2009. Refer to "Elements of Compensation" and "Base Compensation" sections of the Company's Compensation and Disclosure and Analysis ("CD&A"). Mr. Dahlborg's 2010 salary was converted using the 2010 average monthly conversion ratio of 1 SEK: 0.13897 USD. Mr. Dahlborg's 2009 and 2008 salaries were converted using the 2009 average monthly conversion ratio of 1 SEK: 0.140026 USD and the 2008 average monthly conversion ratio of 1 SEK: 0.15165 USD, respectively. Mr. Fitzgerald's 2009 salary includes $7,496 for serving as a member of the Board of Directors from January 1, 2009 through February 17, 2009, which is calculated as the annual retainer for serving as a member of the board of directors and chairman of the Compensation Committee prorated from January 1, 2009 through February 17, 2009.

(2)
The Stock Awards column shows the grant date fair value of stock awards granted in 2010, 2009 and 2008 under the Company's Amended and Restated 2003 Incentive Stock Plan. The grant date fair value of stock awards equals the closing stock price on the date of grant multiplied by the number of shares awarded.

(3)
The Option Awards column shows the grant date fair value of stock options granted in 2010, 2009 and 2008 under the Company's Amended and Restated 2003 Incentive Stock Plan, calculated in accordance with US GAAP guidance for share based payments.

(4)
Represents bonus amounts paid in accordance with the 2010, 2009 and 2008 Executive Officer Bonus Plans. Refer to the "Performance-Based Compensation" section of the Company's CD&A. Mr. Dahlborg's 2010 bonus was converted using the 2010 average monthly conversion ratio of 1 SEK: 0.13897 USD from his annual salary of 1,951,444 SEK. Mr. Dahlborg's 2009 bonus was converted using the exchange rate of 1 SEK: 0.13771 USD as of February 12, 2010 from his 2009 annual salary of 1,693,968 SEK. There were no bonuses earned for 2008.

(5)
Represents stock awards granted to Mr. Fitzgerald on March 18, 2010 as part of his 2009 bonus. Per Mr. Fitzgerald's 2009 employment agreement, Mr. Fitzgerald's 2009 bonus included up to 25% of his base salary in the form of restricted stock units. The final amount of the 2009 bonus, including the $120,000 of restricted stock units, was determined after issuance of the Company's Form 10-K on March 15, 2010. No amount is included in this column in 2010, because pursuant to the 2010 Executive Officer Bonus Plan, Mr. Fitzgerald's 2010 bonus was paid entirely in cash.

(6)
For 2010, the All Other Compensation column consists of $52,566 of moving expenses paid to Mr. Newton. In 2010, the All Other Compensation column includes a $2,500 401(k) contribution match in the Company's stock made to Mr. Fitzgerald, Mr. Newton, Mr. Pacek and Mr. Rew. For 2009, the All Other Compensation column consists of $12,737 of moving expenses paid to Mr. Newton. In 2009, the All Other Compensation column consists of a $2,500 401(k) contribution match in the Company's stock made to Mr. Fitzgerald, Mr. Newton, Mr. Pacek and Mr. Rew. In 2010 and 2009 Mr. Dahlborg received $417 and $420, respectively, for a fitness subsidy. For 2010, 2009 and 2008, the All Other Compensation column includes $116,280, $96,461 and $100,000, respectively, of company contributions to a defined contribution plan for Sten Dahlborg.

Grants of Plan-Based Awards Table

        The following table provides information pertaining to option grants made to our Chief Executive Officer and each of our NEOs during the Last Fiscal Year.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
David Fitzgerald	5/12/2010							592		$29.50	$17,464
	2/17/2011								11,159	$33.39	$178,689
	2/17/2011							36,161		$33.39	$1,207,380
		$363,800	$428,000	$899,870
Todd Newton	2/17/2011								18,333	$33.39	$293,566
	2/17/2011							5,886		$33.39	$196,528
		$139,536	$164,160	$345,146
James L. Pacek	2/17/2011								12,754	$33.39	$204,230
	2/17/2011							5,045		$33.39	$168,448
		$123,250	$145,000	$304,863
Sten I. Dahlborg	2/17/2011									$33.39	$0
	2/17/2011							10,932		$33.39	$365,009
		$115,257	$135,596	$285,091
Richard W. Rew	2/17/2011								12,754	$33.39	$204,230
	2/17/2011							4,204		$33.39	$140,367
		$107,627	$126,621	$266,221

(1)
These numbers represent the threshold and target bonus amounts that could have been earned pursuant to the 2010 Executive Officer Bonus Plan. The maximum amount is 210.25% of target, calculated as 145% maximum for Corporate objectives multiplied by 145% maximum for personal objectives. Actual amounts awarded for 2010 are included in the "Summary Compensation Table" above.

(2)
Denotes the closing market price of a share of the Company's common stock on the date of grant.

(3)
Refer to Note 13, "Stockholders' Equity", in the Notes to Consolidated Financial Statements included in the 2010 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards using the black scholes value in accordance with US GAAP share-based payments guidance.

Outstanding Awards at Fiscal Year End Table

        The following table provides information pertaining to the equity-based awards of our Chief Executive Officer and each of our NEOs that were outstanding as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(7)
David Fitzgerald	50,000(2)		$13.29	4/23/2013
	10,000(3)		$24.69	5/26/2014
	10,000(3)		$35.71	7/21/2012
	10,000(3)		$42.67	5/25/2013
	8,750(3)	1,250(3)	$40.78	5/24/2014
	1,209(5)	605(5)	$44.50	5/29/2015
	7,801(6)	4,964(6)	$23.50	12/16/2016
	96,094(6)	61,141(6)	$23.50	12/16/2016
					150(12)	$4,659
					600(13)	$18,635
					697(13)	$21,648
					20,000(13)	$621,180
					592(13)	$18,387
Todd Newton	4,254(8)	12,766(8)	$23.50	12/16/2016
	29,077(8)	33,903(8)	$23.50	12/16/2016
	13,280(7)		$23.50	12/16/2016
					12,000(13)	$372,708

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6)
James L. Pacek	15,534(10)		$41.10	11/27/2013
	2,655(11)	116(11)	$36.08	2/27/2014
	2,239(3)	150(3)	$36.08	2/27/2014
	5,813(3)	2,643(3)	$43.51	3/5/2015
	3,191(11)	12,587(11)	$23.50	12/16/2016
	9,309(11)	24,913(11)	$23.50	12/16/2016
					450(13)	$13,977
					2,919(13)	$90,661
					1,760(13)	$54,664
Sten I. Dahlborg	8,200(11)		$13.05	8/10/2012
	150(11)		$9.88	1/7/2013
	5,500(11)		$13.80	7/24/2013
	15,000(11)		$24.38	3/10/2014
	13,272(11)		$31.50	2/15/2015
	1,728(11)		$31.50	2/15/2015
	584(11)		$46.84	2/21/2013
	1,416(11)		$46.84	2/21/2013
	10,500(3)		$46.84	2/21/2013
	6,708(3)	448(3)	$36.08	2/27/2014
	2,698(3)	1,227(3)	$43.51	3/5/2015
					18,000(13)	$559,062
					276(13)	$8,572
					500(13)	$15,530
Richard Rew	30,000(10)		$44.04	7/31/2013
	10,622(11)	462(11)	$36.08	2/27/2014
	7,245(3)	484(3)	$36.08	2/27/2014
	10,000(11)	17,944(11)	$23.50	12/16/2016
		12,056(11)	$23.50	12/16/2016
					1,000(13)	$31,059
					626(13)	$19,443
					3,791(13)	$117,745

(1)
Option and stock awards granted before February 2005 have a 10-year term. Option and stock awards granted after February 2005 have a seven-year term.

(2)
Option award that vests monthly over four years.

(3)
Stock appreciation right award that vests quarterly over four years.

(4)
Restricted stock award that is released annually over five years from grant date.

(5)
Option award that vests annually over 4 years.

(6)
Value is based on the closing stock price on December 31, 2010 of $31.06 per share.

(7)
Option award that vests monthly over 8 months.

(8)
Stock appreciation right award that vests or becomes exercisable annually over three years.

(9)
Option award that vests monthly over three years.

(10)
Option award vested immediately.

(11)
Option award that vests over 4 years. 1/4 vest one year from vesting commencement date, and vests monthly thereafter.

(12)
Restricted stock award that vests monthly over five years.

(13)
Restricted stock award that vests annually over three years.

Options Exercised and Stock Vested Table

        The following table provides information regarding the number and value of options exercised and stock vested during the Last Fiscal Year by our Chief Executive Officer and each of our NEOs.

	Exercised Option Awards(1)		Vested Stock Awards
Name	Shares Acquired on Exercise (#)	Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Fitzgerald	0	$0	15,675	$424,837
Todd Newton	0	$0	3,000	$90,210
James L. Pacek	0	$0	3,732	$110,903
Sten I. Dahlborg	6,400	$23,127	5,892	$176,421
Richard Rew	0	$0	2,577	$68,862

(1)
Amount relates to stock option exercises during 2010.

(2)
Represents the difference between the exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(3)
Represents the fair market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change in Control Tables

        The compensation and benefits described below assume that the NEOs were terminated without cause effective December 31, 2010. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon an involuntary termination of employment; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Accelerated Vesting of Option Awards ($)	Accelerated Vesting of Stock Awards ($)
David Fitzgerald	1,444,500	(1)	$27,000	(2)	—	—
Todd Newton	492,480	(3)	$18,000	(4)	—	—
James L. Pacek	145,000	(5)	$3,900	(6)	—	—
Sten I. Dahlborg	135,596	(5)	$3,900	(6)	—	—
Richard W. Rew II	140,690	(5)	$3,900	(6)	—	—

(1)
Mr. Fitzgerald's employment contract provides for a lump sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 18 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2010, Mr Fitzgerald's base salary was $535,000 and his target bonus was $428,000.

(2)
Mr. Fitzgerald's employment contract provides that in the event of involuntary termination without cause, he is entitled to reimbursement for COBRA expenses up to a maximum of $1,500 per month for 18 months. The total of such maximum payments to Mr. Fitzgerald was calculated to be $27,000.

(3)
Mr. Newton's employment contract provides for one lump sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 12 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2010, Mr Newton's base salary was $328,320 and his target bonus was $164,160.

(4)
Mr. Newton's employment contract provides that in the event of involuntary termination without cause, he is entitled to reimbursement for COBRA expenses up to a maximum of $1,500 per month for 12 months. The total of such maximum payments to Mr. Newton was calculated to be $18,000.

(5)
The continuity agreements of Messrs. Pacek, Dahlborg and Rew each provide for severance payments upon involuntary termination without cause in amounts equal to six months current compensation excluding bonus, paid in accordance with the Company's normal payroll practice.

(6)
In the event of involuntary termination without cause, the employment contracts of Messrs. Pacek, Dahlborg and Rew each provide for COBRA expense reimbursement up to a maximum of $650 per month for 6 months. The total of such maximum payments to each of Messrs. Pacek, Dahlborg and Rew was calculated to be $3,900 per individual.

Termination Upon a Change in Control of the Company

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Accelerated Vesting of Option Awards ($)(6)	Accelerated Vesting of Stock Awards ($)(7)	Section 280G Gross-Up Payments ($)
David Fitzgerald	$1,926,000	(1)	$36,000	(2)	$499,754	$684,509	—
Todd Newton	$984,960	(3)	$36,000	(2)	$352,818	$372,708	—
James L. Pacek	$870,000	(4)	$30,600	(5)	$283,500	$159,302	—
Sten I. Dahlborg	$813,576	(4)	$30,600	(5)	$0	$583,164	—
Richard Rew	$815,999	(4)	$30,600	(5)	$226,800	$168,247	—

(1)
Mr. Fitzgerald's employment contract provides for payments equal to the sum of (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2010, Mr Fitzgerald's base salary was $535,000 and his target bonus was $428,000.

(2)
This amount represents reimbursement for COBRA coverage of up to $1,500 per month for 24 months.

(3)
Mr. Newton's employment contract provides for payments equal to the sum of (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2010, Mr Newton's base salary was $328,320 and his target bonus was $164,160.

(4)
The continuity agreements of Messrs. Pacek, Dahlborg and Rew each provide for severance payments upon termination as a result of a change of control in amounts equal to 24 months of the greater of (i) the executive's base compensation earned in the fiscal year preceding the fiscal year of the executive's termination; or (ii) the executive's base compensation for the fiscal year of the executive's termination, including 100 percent of any bonus which the executive could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones, and performance criteria.

(5)
The continuity agreements of Messrs. Pacek, Dahlborg and Rew each provide for COBRA expenses up to a maximum of $650 per month for 24 months, plus outplacement expense reimbursement up to a maximum of $15,000. The total of such maximum payments to Messrs. Pacek, Dahlborg and Rew was calculated to be $30,600 per individual.

(6)
The employment contracts of Messrs. Fitzgerald and Newton and the continuity agreements of Messrs. Pacek, Dahlborg and Rew provide for accelerated vesting of 100 percent of the NEO's unvested options and equity awards in the event the NEO's employment is terminated as a result of a change in control of the Company. Refer to the "Involuntary Termination Following a Change in Control" section of this Compensation Discussion and Analysis above for a more detailed discussion of accelerated vesting clauses. Note that the stock options/SAR values in this table represent the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2010, calculated as the excess of our share price of $31.06 on December 31, 2010, over the exercise price of the option, multiplied by the number of shares that would have become vested and exerciseable.

(7)
The value of stock awards is based on the market value of our stock on December 31, 2010 multiplied by the number of unvested/unreleased shares that would have been accelerated as of December 31, 2010.

        The compensation and benefits described below assume that there was a change in control of the Company effective December 31, 2010, and that none of the NEOs were terminated in conjunction with the change in control. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon a change in control; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

	Change in Control without Termination				Hostile Takeover without Termination
Name	Accelerated Vesting of Option Awards ($)		Accelerated Vesting of Stock Awards ($)		Accelerated Vesting of Option Awards ($)		Accelerated Vesting of Stock Awards ($)
David Fitzgerald	$499,754	(1)	$684,509	(1)	$499,754	(3)	$684,509	(3)
Todd Newton	$176,409	(2)	$186,354	(2)	$352,818	(3)	$372,708	(3)
James L. Pacek	$141,750	(2)	$79,651	(2)	$283,500	(3)	$159,302	(3)
Sten I. Dahlborg	$0	(2)	$291,582	(2)	$0	(3)	$583,164	(3)
Richard Rew	$113,400	(2)	$84,124	(2)	$226,800	(3)	$168,247	(3)

(1)
The employment contract of Mr. Fitzgerald provides for accelerated vesting as to 100 percent of all options and equity awards in the event Mr. Fitzgerald is subject to a "non-hostile" change of control of the Company without termination of employment. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2010, calculated as the excess of our share price of $31.06 on December 31, 2010, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exerciseable. The value of unvested stock awards is based on the market value of our stock on December 31, 2010 multiplied by the number of shares.

(2)
The employment contract of Mr. Newton and the continuity agreements of Messrs. Pacek, Dahlborg and Rew provide for accelerated vesting as to 50 percent of all options and equity awards when NEOs are subject to a "non-hostile" change of control of the Company without termination of employment. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2010, calculated as the excess of our share price of $31.06 on December 31, 2010, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exerciseable. The value of unvested stock awards is based on the market value of our stock on December 31, 2010 multiplied by the number of shares. In the case of a non-hostile takeover, the value of accelerated vesting as to 50 percent of the options and equity awards was computed by multiplying the value of accelerated vesting as to 100 percent of the options and equity awards by 50 percent.

(3)
The employment contracts of Messrs. Fitzgerald and Newton and the continuity agreements of Messrs. Pacek, Dahlborg and Rew provide for accelerated vesting as to 100 percent of all options and equity awards when the change in control results from a "hostile" takeover. The definition of "Hostile Takeover" means any change "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in rule 13d-3 under said Act), directly or indirectly, of Securities of the Company representing 50 percent or more of the total voting power represented by the Company's then outstanding voting securities, without the approval of the Company's Board of Directors. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2010, calculated as the excess of our share price of $31.06 on December 31, 2010, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exerciseable. The value of unvested stock awards is based on the market value of our stock on December 31, 2010 multiplied by the number of shares.

        In connection with its approach to establishing and reviewing our compensation programs, the Compensation Committee considered whether our compensation programs are reasonably likely to have a material adverse effect on the Company and concluded that these programs do not, based on the following analysis:

  •
  Base compensation—this is a fixed amount based on market data, and accordingly, does not create any incentive for our employees to take undue risks.

  •
  Annual cash incentive opportunity—this element focuses on the achievement of annual (rather than long-term) Company and individual goals, but does not represent a significant percentage of our employees' total compensation. For our NEOs, the Compensation Committee believes that this annual bonus program appropriately balances risk and the desire to focus the NEOs on specific annual goals important to our success, and that it does not encourage an NEO to take unnecessary or excessive risks which could have a material adverse effect on the Company.

  •
  Discretionary long-term equity incentive awards—this element further aligns our employees' interests with those of our stockholders and constitutes a significant percentage of the overall compensation provided to our NEOs. The Compensation Committee believes that these awards do not encourage our employees to take unnecessary or excessive risks which could have a material adverse effect on the Company, as the ultimate value of the equity awards is tied to the long-term price of our stock. In addition, grants are only made periodically pursuant to our equity compensation grant policy as described above. Such awards are subject to long-term vesting schedules, and for our NEOs in conjunction with our NEO Stock Ownership Guidelines, help ensure that our NEOs have significant value tied to long-term stock price performance.

  •
  401(k) plan and general benefit programs—these compensation programs are available to all employees, and because of the limited compensatory value and non-discriminatory nature of such programs, do not create an incentive for our employees to take undue risks.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for fiscal 2011. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board of Directors has decided to ascertain the position of the stockholders on the appointment. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

        The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2011.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

AUDIT AND NON-AUDIT FEES

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP ("PwC") for the audits of the Company's consolidated annual financial statements, effectiveness of the Company's internal control over financial reporting, and the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q during the fiscal years ended December 31, 2010 and 2009, and fees billed for other services rendered by PwC during those periods.

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$2,003,823	$2,033,526
Audit-Related Fees(2)	—	—
Tax Fees(3)	30,678	171,866
All Other Fees(4)	6,270	2,900

Total	$2,040,771	$2,208,292

(1)
Audit fees consist of fees billed for professional services rendered for the audits of the Company's consolidated annual financial statements, effectiveness of the Company's internal control over financial reporting, and review of interim consolidated financial statements that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees," including those associated with acquisitions, accounting consultations, and due diligence.

(3)
Tax Fees consist of fees billed for professional services rendered for the preparation of federal and state income tax returns and tax planning.

(4)
All Other Fees consist of fees related to the Company's license of accounting research software owned by PwC and compensation surveys.

        The Company did not incur any other fees for professional services rendered by PwC other than those disclosed above for the fiscal years 2010 and 2009.

AUDIT COMMITTEE PRE-APPROVAL PROCESS

        Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit, tax or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit, tax and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit or tax service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit or tax services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC. The Audit Committee pre-approved all 2010 audit, tax, and non-audit services.

 REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee consists of Mr. Geremski, who serves as the Chairman, Mr. Foster and Mr. Lendau. The Audit Committee is responsible for, among other duties, reviewing the Company's internal audit and accounting processes, reviewing the results and scope of services provided by the Company's independent registered public accounting firm and reviewing and discussing audited financial statements, management's assessment of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and other matters with the management of the Company. During the Last Fiscal year, the Audit Committee held eleven meetings during which they reviewed and discussed financial presentations and related matters. The Audit Committee also met with management to review and discuss the Company's audited financial statements. In addition, the Audit Committee also met with the Company's independent public accounting firm to discuss the audit for the Last Fiscal Year and to verify that the audit was performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the Company's independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding communications concerning independence, and has discussed with the independent accountant the independent accountant's independence. Based on all of the reviews and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the Last Fiscal Year.

        Our Board of Directors has determined that each of the members who have served on the Audit Committee during their respective terms during the Last Fiscal Year, were independent under Securities and Exchange Commission's ("SEC") rules and under NASDAQ Marketplace Rule 5605. Furthermore, the Board has determined that Mr. Geremski is an "audit committee financial expert" under SEC definitions and has accounting or related financial expertise under NASDAQ listing standards. No member of the Audit Committee serves on more than three Boards of publicly-held companies.

        The Company has adopted an Audit Committee Charter. Our Audit Committee Charter is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Audit Committee Charter on our website.

Respectfully submitted,
Terrence E. Geremski, Chairman James G. Foster Tord B. Lendau

        The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2010 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation column(a)) (c)
Equity compensation plans approved by security holders(1)	2,979,146	28.74	3,247,439

Total	2,979,146	28.74	3,247,439

(1)
Includes 52,239 shares remaining available for future issuance under the Company's Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the Last Fiscal Year, Messrs. Ahrens, Foster and Wilson and Dr. Boyan served as members of the Compensation Committee of the Board of Directors. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries. In addition, during the Last Fiscal Year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under its charter, the Audit Committee is responsible for reviewing and approving all related party transactions, regardless of the dollar amount involved, that, if entered into, would be required to be disclosed under the rules and regulations of the SEC. No member of the Audit Committee having an interest in a related-party transaction may participate in any decision regarding that transaction.

        No related party transactions as defined by Regulation S-K Item 404(a) have occurred since January 1, 2010.

CODE OF ETHICS

        The Company has adopted a Code of Business Conduct and Ethics, which is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Code of Business Conduct and Ethics applies to all of our directors, officers, employees and agents. A copy of the Code of Ethics is available on our website at www.arthrocare.com. We intend to post any amendments to, or waivers from, if any, our Code of Business Conduct and Ethics on our website.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARTHROCARE CORPORATION, 7500 RIALTO BLVD., BUILDING TWO, SUITE 100, AUSTIN, TEXAS 78735.

THE BOARD OF DIRECTORS

Dated: March 23, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000094869_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Christian P. Ahrens 02 Gregory A. Belinfanti 03 Barbara D. Boyan, Ph.D. 04 David Fitzgerald 05 James G. Foster 06 Terrence E. Geremski 07 Tord B. Lendau 08 Peter L. Wilson ARTHROCARE CORPORATION 7500 RIALTO BOULEVARD, BUILDING TWO, SUITE 100 AUSTIN, TX 78735 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, by non-binding vote, the compensation of the company's named executive officers. The Board of Directors recommends you vote 2 YEARS on the following proposal: 1 year 2 years 3 years Abstain 3. To recommend, by non-binding vote, the frequency of future advisory votes on the compensation of the company's named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the 2011 fiscal year. NOTE: In their discretion, the proxies named on the on the front of this card are authorized to vote upon such other matters as may properly come before the 2011 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000094869_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement/10K is/are available at www.proxyvote.com . ARTHROCARE CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2011 The stockholders hereby appoint David Fitzgerald and Todd Newton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ArthroCare Corporation that the stockholder (s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. local time, on May 12, 2011 at ArthroCare Corporation, 7500 Rialto Boulevard, Building Two, Suite 100, Austin Texas 78735, and any adjournments or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, AND FOR 2 YEARS WITH RESPECT TO PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

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2011 ANNUAL MEETING OF STOCKHOLDERS
Security Ownership of Beneficial Owners of More Than Five Percent of Our Stock:(1)
Security Ownership of Our Management and Directors:(7)
2010 Director Compensation — Target Annual Cash and Equity Value
2010 Director Compensation Table
Peer Group Companies October 2009
Peer Group Companies October 2010
2010 Target Total Direct Compensation
  COMPENSATION COMMITTEE REPORT
  EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
REPORT OF THE AUDIT COMMITTEE